                                                                    EXHIBIT 10.1


--------------------------------------------------------------------------------

                          PURCHASE AND SALE AGREEMENT


                                    between


                     THE HOUSTON EXPLORATION COMPANY, INC.

                                      and


                           KEYSPAN NATURAL FUEL, LLC





                          Dated as of January 1, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.       Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       The Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1     Leases and Wells . . . . . . . . . . . . . . . . . . . . . 1
         2.2     Incidental Rights  . . . . . . . . . . . . . . . . . . . . 1
         2.3     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . 2

3.       Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . 2

4.       Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . 2

5.       Apportionment of Taxes and Production Revenues and Expenses  . . . 2

6.       Buyer's Representations and Warranties . . . . . . . . . . . . . . 3
         6.1     Existence  . . . . . . . . . . . . . . . . . . . . . . . . 3
         6.2     Power and Authority  . . . . . . . . . . . . . . . . . . . 3
         6.3     Authorization  . . . . . . . . . . . . . . . . . . . . . . 3
         6.4     Execution and Delivery . . . . . . . . . . . . . . . . . . 3
         6.5     Securities Laws  . . . . . . . . . . . . . . . . . . . . . 3
         6.6     Brokers' Fee . . . . . . . . . . . . . . . . . . . . . . . 3

7.       Seller's Representations and Warranties  . . . . . . . . . . . . . 3
         7.1     Existence  . . . . . . . . . . . . . . . . . . . . . . . . 3
         7.2     Power and Authority  . . . . . . . . . . . . . . . . . . . 4
         7.3     Authorization  . . . . . . . . . . . . . . . . . . . . . . 4
         7.4     Execution and Delivery . . . . . . . . . . . . . . . . . . 4
         7.5     Brokers' Fee . . . . . . . . . . . . . . . . . . . . . . . 4
         7.6     Reserve Report . . . . . . . . . . . . . . . . . . . . . . 4
         7.7     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         7.8     Title  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         7.9     Preferential Purchase Rights and Consents  . . . . . . . . 6
         7.10    No Prepayments . . . . . . . . . . . . . . . . . . . . . . 6
         7.11    Gas Balancing  . . . . . . . . . . . . . . . . . . . . . . 7
         7.12    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         7.13    Operations in Progress . . . . . . . . . . . . . . . . . . 7
         7.14    Hydrocarbon Sales Contracts  . . . . . . . . . . . . . . . 7
         7.15    Proceeds of Production . . . . . . . . . . . . . . . . . . 7
         7.16    Material Contracts . . . . . . . . . . . . . . . . . . . . 7
         7.17    Bills in the Ordinary Course . . . . . . . . . . . . . . . 7
         7.18    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . 7

         7.19    Compliance with Laws . . . . . . . . . . . . . . . . . . .  8
         7.20    Environmental Matters  . . . . . . . . . . . . . . . . . .  8
         7.21    Payment of Taxes . . . . . . . . . . . . . . . . . . . . .  8
         7.22    Tax Partnerships . . . . . . . . . . . . . . . . . . . . .  8
         7.23    Other Tax Matters  . . . . . . . . . . . . . . . . . . . .  8
         7.24.   Condition  . . . . . . . . . . . . . . . . . . . . . . . . 10

8.       Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

9.       Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         9.1     Cooperation and Access . . . . . . . . . . . . . . . . . . 10
         9.2     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . 10
         9.3     Subsequent Consents  . . . . . . . . . . . . . . . . . . . 10

10.      No Conditions to Closing . . . . . . . . . . . . . . . . . . . . . 10

11.      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         11.1    Assignment and Option  . . . . . . . . . . . . . . . . . . 10
         11.2    Payment of Purchase Price  . . . . . . . . . . . . . . . . 11
         11.3    Management Agreement . . . . . . . . . . . . . . . . . . . 11
         11.4    Non-Foreign Ownership Certificate  . . . . . . . . . . . . 11
         11.5    Additional Instruments . . . . . . . . . . . . . . . . . . 11

12.      Post-Closing Matters . . . . . . . . . . . . . . . . . . . . . . . 11
         12.1    Files and Records  . . . . . . . . . . . . . . . . . . . . 11
         12.2    Sales Taxes and Recording Fees . . . . . . . . . . . . . . 11
         12.3    Purchase Price Adjustments for Defective Interests . . . . 11
         12.4    Purchase Price Adjustment for Exercised Preferential
                 Purchase Rights and Failure to Obtain Consents . . . . . . 12
         12.5    Allocation of Seller's Interest in Production  . . . . . . 13

13.      Apportionment of Liabilities and Obligations . . . . . . . . . . . 13
         13.1    Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         13.2    Seller . . . . . . . . . . . . . . . . . . . . . . . . . . 13

14.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . 13
         14.1    Buyer's Indemnification of Seller  . . . . . . . . . . . . 13
         14.2    Seller's Indemnification of Buyer  . . . . . . . . . . . . 14
         14.3    Third Party Claims . . . . . . . . . . . . . . . . . . . . 14

15.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         15.1    Further Assurances . . . . . . . . . . . . . . . . . . . . 15
         15.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 15
         15.3    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . 15
         15.4    Survival . . . . . . . . . . . . . . . . . . . . . . . . . 15

         15.5    Confidentiality  . . . . . . . . . . . . . . . . . . . . . 15
         15.6    Assignment . . . . . . . . . . . . . . . . . . . . . . . . 16
         15.7    Binding Effect . . . . . . . . . . . . . . . . . . . . . . 16
         15.8    Complete Agreement . . . . . . . . . . . . . . . . . . . . 16
         15.9    Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . 16
         15.10   Governing Law  . . . . . . . . . . . . . . . . . . . . . . 16
         15.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . 16


                                    EXHIBITS

Exhibit A      Leases - Part 1:  Oklahoma
                        Part 2:  Texas
                        Part 3:  West Virginia


Exhibit B      Wells (including WI, NRI, producing formation)

Exhibit C      Form of Assignment of Oil and Gas Leases with Reservation of
               Production Payment

Exhibit D      Form of Option to Purchase Oil and Gas Interests

Exhibit E      Form of Management Agreement and Memorandum of Management
               Agreement for recording purposes

Exhibit F      Form of Certificate of Non-Foreign Ownership

Exhibit G      Reserve Report prepared by Miller & Lenz, Ltd. as of
               December 31, 1996

                          PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("Agreement"), dated as of January 1, 1997, is between THE HOUSTON EXPLORATION COMPANY, INC., a Delaware corporation ("Seller") and KEYSPAN NATURAL FUEL, LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS

         A. Seller is the owner of certain oil and gas leasehold interests in the states of Texas, West Virginia and Oklahoma, as more specifically described below in Article 2 (the "Assets"); and

         B. Seller desires to sell and Buyer desires to purchase the Assets pursuant to the terms and conditions of this Agreement.

                                   AGREEMENT

         IN CONSIDERATION of the reservation of the"Production Payment" (defined below) and "Reversionary Interest" (defined below) to be reserved by Seller and the grant of the "Option" (defined below), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. Purchase and Sale. Seller agrees to convey the Assets to Buyer and Buyer agrees to purchase the Assets from Seller, all pursuant to the terms and conditions of this Agreement. Seller will convey the Assets subject to (i) the reservation by Seller of a production payment (the "Production Payment"), reversionary interest ("Reversionary Interest") and other reservations and obligations as specifically set forth in the Assignment of Oil and Gas Leases With Reservation of Production Payment in a form substantially similar to Exhibit C (the "Assignment"), and (ii) the Option To Purchase Oil and Gas Interests to be granted to Seller at Closing in a form substantially similar to Exhibit D (the "Option").

         2.      The Assets.  The "Assets" shall be all of the following:

                 2.1 Leases and Wells. All of Seller's right, title and interest in and to the oil and gas leases described in Exhibit A, including any royalty, overriding royalty or other interests owned by Seller in such leases, but insofar and only insofar as said leases and other interests cover (i) the lands described in Exhibit A and (ii) the zone, horizon or interval described in Exhibit B for each of the wells described in Exhibit B (the above described interest in such leases being herein called the "Leases" and the above described wells being herein called the "Wells");

                 2.2 Incidental Rights. All of Seller's right, title and interest in and to the following, insofar and only insofar as same are attributable to the Leases and the Wells:

                 (a) Unitization and Pooling Agreements. All presently existing and valid oil, gas or mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the Leases and Wells, and in and to the properties covered and the units created thereby (the "Unitization and Pooling Agreements");

                 (b) Personal Property. The personal property and fixtures that are appurtenant to the Leases, or the Wells, or the Units, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment on such Leases (the "Personal Property");

                 (c) Agreements. All presently existing and valid gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights of way, easements, permits, surface leases and other contracts, agreements and instruments (the "Agreements").

Seller shall remain co-owners of any Unitization and Pooling Agreements, Personal Property and Agreements to the extent they pertain to any property or formation owned by Seller that is not exclusively part of, or applicable to, the Wells or Leases.

                 2.3 Excluded Assets. The Assets do not include, and Seller does not intend to convey, any of Seller's right, title or interest in and to those interests set forth in Sections 2.2(a), (b) and (c), to the extent such interests pertain to any property owned by Seller that is not associated with the Leases or Wells. Notwithstanding the provisions of Section 2.2(a), the Assets do not include any rights or interests in any well that is not specifically described on Exhibit B or in the production from any such well.

         3. Effective Date. The purchase and sale of the Assets shall be effective, for all purposes, including allocation of revenue, expenses and taxes, as of January 1, 1997 at 7:00 a.m. local time at the site of the Assets (the "Effective Date").

         4. Purchase Price. The purchase price for the Assets shall be $1,360,000 (the "Purchase Price"). Buyer shall pay the Purchase Price to Seller in immediately available funds at the Closing.

         5. Apportionment of Taxes and Production Revenues and Expenses. Buyer shall be entitled to revenue from the sale of hydrocarbons produced from the Assets on or after the Effective Date. Buyer shall pay for costs and expenses incurred with respect to the Assets on or after the Effective Date. Seller shall be entitled to revenue from the sale of hydrocarbons produced from the Assets before the Effective Date, and shall pay for costs and expenses incurred with respect to the Assets prior to the Effective Date. Taxes relating to the Assets, including ad valorem, property, production, severance and other taxes (other than income taxes) shall be allocated in the same manner as other expenses, with taxes that are measured by or that relate to production being treated as expenses in connection with such production regardless of the period for which such taxes are assessed.

         6. Buyer's Representations and Warranties. Buyer makes the following representations and warranties:

                 6.1 Existence. Buyer is a limited liability company, duly organized and validly existing under the laws of the State of Delaware, and Buyer is duly qualified to carry on its business, and is duly qualified and in good standing, in each of the states in which the nature of its business and activities requires it to be so qualified.

                 6.2 Power and Authority. Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and each of the documents contemplated to be executed by Buyer at Closing, and to perform its obligations under this Agreement and under such documents. The consummation of the transactions contemplated by this Agreement and each of the documents contemplated to be executed by Buyer at Closing will not violate, nor be in conflict with, (i) any provision of Buyer's organizational or governing documents, (ii) any agreement or instrument to which Buyer is a party or is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Buyer.

                 6.3 Authorization. The execution, delivery and performance of this Agreement and each of the documents contemplated to be executed by Buyer at Closing and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Buyer.

                 6.4 Execution and Delivery. This Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

                 6.5 Securities Laws. Buyer is purchasing the Assets for Buyer's account, not for public distribution thereof, and Buyer shall not sell or transfer all or any part of, or any interest in, the Assets in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, or the securities laws of any state.

                 6.6 Brokers' Fees. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

         7. Seller's Representations and Warranties. Seller makes the following representations and warranties:

                 7.1 Existence. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, and Seller is duly qualified to carry on its business, and is in good standing, in the States of Texas, West Virginia and Oklahoma and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse impact on the Assets or the transaction contemplated by this Agreement.

                 7.2 Power and Authority. Seller has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and each of the documents contemplated to be executed by Seller at Closing, and to perform its obligations under this Agreement and under such documents. The consummation of the transactions contemplated by this Agreement and each of the documents contemplated to be executed by Seller at Closing will not violate, nor be in conflict with, (i) any provision of Seller's certificate of incorporation, bylaws or governing documents, (ii) any material agreement or instrument to which Seller is a party or is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Seller; provided that, Seller has or in good faith will use reasonable efforts to secure (a) consents of or filings with the United States Department of Interior or the applicable state agencies or authorities in connection with the assignment of any federal or state leases or any interest therein ("Governmental Consents"), (b) waivers of preferential rights to purchase all or any portion of the Assets and consents to or notices of assignment necessary to convey all or any portion of the Assets which are not Governmental Consents, and (c) waivers of maintenance of uniform interest provisions in applicable operating agreements; provided, however, Seller shall not be required to commence or fund any litigation, or otherwise expend any funds, to obtain any such third party consents.

                 7.3 Authorization. The execution, delivery and performance of this Agreement and each of the documents contemplated to be executed by Seller at Closing and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Seller.

                 7.4 Execution and Delivery. This Agreement has been duly executed and delivered on behalf of Seller, and all documents and instruments required hereunder to be executed and delivered by Seller have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

                 7.5 Brokers' Fees. Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

                 7.6 Reserve Report. The term "Reserve Report" shall mean the reserve report prepared on behalf of Seller by Miller & Lenz, Ltd. and based on reserves as of December 31, 1996, and attached hereto as Exhibit G.
To Seller's best knowledge, the average price for sales of hydrocarbons (based on contract prices for existing effective contracts and estimates of spot prices adjusted for transportation costs), historical costs of operations, production volumes, payout data, pressure and test data, and other historical information used in the preparation of the Reserve Report were, on the dates so used, accurate in all material respects and Seller has no reason to question the estimations set forth in the Reserve Report. The Reserve Report covers only the Wells. The working interests ("WI") and net revenue interest ("NRI") for each Well set forth on Exhibit B are the same as the working interests and net revenue interests in such Wells used to prepare the Reserve Report. To Seller's best knowledge, since the reserve report was prepared, there have been no material adverse changes affecting the Assets other than (i) depletion through normal production within authorized allowables in accordance with normal and expected production declines, (ii) depreciation of equipment and other personal property through ordinary wear and tear, and
(iii) general industry-wide conditions, including without limitation, changes in the prices of hydrocarbons.

                 7.7 Liens. Except for the burdens and obligations created by or arising under the Leases and except for Permitted Encumbrances, the Assets are free and clear of all Encumbrances. As used herein, the term "Encumbrances" shall mean all royalties, overriding royalties, production payments, debts, liens, mortgages, security interests, claims, obligations and encumbrances. Except to the extent that such "Permitted Encumbrances" reduce Seller's interest in the production from the Wells to less than the NRI set forth on Exhibit B, as used herein, the term "Permitted Encumbrances" shall mean the following:

                 (i) the burdens, encumbrances and obligations created by or arising under the Leases and all royalties, overriding royalties, net profits interests, carried interests, reversionary interests, back-in rights and other burdens to the extent that the foregoing do not increase the share of costs that Seller is obligated to pay to more than the WI, or reduce Seller's interest in production to less than the NRI set forth in Exhibit B for the Wells;

                 (ii) all rights to consent by, required notices to, filing with, or other actions by governmental entities in connection with the sale or conveyance of the Assets if the same are customarily obtained subsequent to such sale or conveyance;

                 (iii) rights of reassignment upon surrender of the Leases held by predecessors in interest to Seller;

                 (iv) easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights in respect of surface use to the extent these do not materially interfere with operations or production on or from the Assets;

                 (v) rights and regulatory powers reserved to or vested in any municipality or governmental, statutory or public authority;

                 (vi) all Agreements as defined in Section 2.2(c) to the extent such Agreements are ordinary and customary in the oil and gas exploration, developing, processing and extraction business and do not increase the share of costs which Seller is obligated to pay to more than the WI, or reduce Seller's interest in production from the Wells to less than the NRI, set forth on Exhibit B for the Wells (the "Material Agreements");

                 (vii) any (x) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing oil, gas or other hydrocarbons therefrom or therein and (y) materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, development, production or operation of the Assets or the production or processing of oil, gas or other hydrocarbons therefrom, that are not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith;

                 (viii) any liens for taxes not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business;

                 (ix) all liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects, irregularities and other matters affecting any Asset which individually or in the aggregate are not such as to interfere materially with the operation, value or use of such Asset.

                 7.8 Title. Seller has Defensible Title to the Assets. The term "Defensible Title" to the Assets means such record and beneficial title of Seller that (i) entitles Seller to receive an interest in production from the Wells not less than the NRI in the Wells as set forth on Exhibit B throughout the productive life of each Well, (ii) obligates Seller to pay a share of the costs of developing and operating the Wells not greater than the WI as set forth on Exhibit B, (iii) entitles Seller to own such interest in the Wells under applicable state law and for federal income tax purposes, and (iv) is free and clear of any Encumbrances, except for the Permitted Encumbrances. Any Asset for which Seller has less than Defensible Title shall be called a "Defective Interest." Any title defect or other deficiency which causes Seller not to have Defensible Title to an Asset is called a "Title Defect". Buyer's exclusive remedy for Seller's breach of this representation and warranty is set forth in Section 12.3 of this Agreement and Section 4.8 of the Assignment.

                 7.9 Preferential Purchase Rights and Consents. To Seller's best knowledge, except as set forth in Part 1 of Exhibit G, there do not exist any preferential rights to purchase all or any portion of the Assets. To Seller's best knowledge, except for Governmental Consents and as set forth in Part II of Exhibit G, there are no consents or waivers necessary to convey any material portion of the Assets pursuant to this Agreement. Buyer's exclusive remedy for Seller's breach of this representation and warranty is set forth in Section 12.4.

                 7.10 No Prepayments. To Seller's best knowledge, Seller is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment, hedging or any other arrangement, to deliver any material portion of hydrocarbons produced from the Assets at some future time without then or thereafter receiving full payment therefor.

                 7.11 Gas Balancing. To Seller's best knowledge, no material portion of hydrocarbons produced from the Assets are subject to a gas imbalance or other arrangement requiring delivery of hydrocarbons without receiving full payment therefor.

                 7.12 Leases. To Seller's best knowledge, all royalties, rentals and other payments due by Seller under the Leases have been properly and timely paid except where the failure to pay same will not have a material adverse effect on the value of the particular Asset. To Seller's best knowledge, all Leases are presently in full force and effect. To Seller's best knowledge, Seller has not received a written notice of material default under any Lease that could result in cancellation of the Lease.

                 7.13 Operations in Progress. To Seller's best knowledge, as of the date of this Agreement, there are no operations in progress with respect to the Assets which are reasonably expected to exceed [$35,000] per project in cost net to Seller's interest and which shall be payable in whole or in part on or after the Effective Date.

                 7.14 Hydrocarbon Sales Contracts. To Seller's best knowledge, no material portion of the hydrocarbons produced from the Assets are subject to a sales contract or other agreement relating to the production, gathering, transporting, processing, treating or marketing of hydrocarbons except those which can be terminated by Seller upon not more than three months notice, and no person has any call upon, option to purchase or similar rights with respect to any material portion of the Assets or to the production therefrom.

                 7.15 Proceeds of Production. To Seller's best knowledge, Seller is currently receiving from all purchasers of production from the Assets at least the NRI set forth in Exhibit B without suspense or any indemnity other than the normal division order warranty of title, the nonreceipt of which would have a material adverse effect on the value of the Assets.

                 7.16     Material Contracts.  To Seller's best knowledge, the
Material Agreements are in full force and effect.   Seller has not received
written notices of material default under the Material Agreement that remains uncured, and no material default exists in the performance by any party of its obligations under any Material Agreement.

                 7.17 Bills in the Ordinary Course. In the ordinary course of business and to Seller's best knowledge, Seller is current on its payments for all costs and expenses pertaining to the Assets, except where such payments are being contested with good faith or except where the failure to make such payments would not have a material adverse effect on the Assets.

                 7.18 Legal Proceedings. No suit, action or other proceeding is pending against Seller or, to Seller's best knowledge, threatened in writing against Seller before any court, governmental agency, arbitrator or other panel that relates to the Assets or the transaction contemplated by this Agreement that might (i) impair Seller's ability to consummate the transaction contemplated by this Agreement or (ii) cause the impairment or loss of Seller's title to any material portion of the Assets or the value thereof or (iii) hinder or impede the operation or enjoyment of the Leases in any material respect insofar as they relate to the Assets.

                 7.19 Compliance with Laws. To Seller's best knowledge, all laws, rules, regulations, ordinances and orders (of all governmental and regulatory bodies having authority over the Assets) material to the operation of the Assets have been complied with in all material respects.

                 7.20 Environmental Matters. To Seller's best knowledge, no conditions exist on or in connection with the Assets that would subject Seller or Buyer to any damages, remedial action, injunctive relief or other liability under any Environmental Laws, including without limitation, all costs associated directly or indirectly with cleanup, removal, closure or other response actions. Seller and its predecessors have obtained and are in material compliance with all Environmental Laws and all material permits, licenses and approvals required under Environmental Laws.

                 As used herein, the term "Environmental Laws" shall mean any and all existing laws (common or statutory), rules, regulations, codes, or ordinances issued or promulgated by any federal, state or local governmental entity relating to the management and disposal of waste materials, the protection of public or employee health and safety, the cleanup, remediation or prevention of pollution, or the protection of the environment.

                 7.21 Payment of Taxes. To Seller's best knowledge, all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Assets which are currently due and payable have been properly and timely paid, except to the extent such taxes are being contested in good faith in the ordinary course of business.

                 7.22 Tax Partnerships. No portion of the Assets (i) has been contributed to and is currently owned by a tax partnership; (ii) is subject to any form of agreement (whether formal or informal, written or oral) which has been determined by any state or federal tax statute, rule or regulation to be or to have created a tax partnership; or (iii) otherwise constitutes "partnership property" (as that term is used throughout Subchapter K of Chapter 1 of Subtitle A of the Code) of a tax partnership. For purposes of this Section 7.22, a "tax partnership" is any entity, organization or group deemed to be a partnership within the meaning of Section 761 of the Code or any similar state or federal statute, rule or regulation, and that is not excluded from the application of the partnership provisions of Subchapter K of Chapter 1 of Subtitle A of the Code and of all similar provisions of state tax statutes or regulations by reason of elections made, pursuant to Section 761(a) of the Code and all such similar state or federal statutes, rules and regulations, to be excluded from the application of all such partnership provisions.

                 7.23     Other Tax Matters.

                          (a)     NGPA Determination.  Seller or its
predecessor in interest has filed or caused to be filed with the applicable state and/or federal agencies "Applications" for well determination for each Well under the Natural Gas Policy Act of 1978, as amended (the "NGPA") and the rules and regulations of the Federal Energy Regulatory Commission (the "FERC") under such act (the "NGPA Regulations") requesting a determination that all or a quantifiable portion of the gas produced from a particular Well is "natural gas produced from designated tight formations" or natural gas produced from Devonian Shale as defined in 18 C.F.R. 274.205(e). Each such application has been approved by the indicated state and/or federal agency and by the FERC and has been finally approved under and in accordance with Section 503 of the NGPA. Such applications comply with the requirements of the NGPA and the NGPA Regulations and do not (1) contain any untrue statement of material fact or (2) omit any statement of material fact necessary to make the statements therein not misleading. No further applications are required under the NGPA and the NGPA Regulations to allow the legal sale of all gas produced from the Assets at a price equal to the price for such gas currently being received. Production from qualifying formations which is commingled with production from non-qualifying formations has been allocated on a reasonable basis.

                          (b)     Wells.  Each Well producing from a tight sand
formation was spud and continuously drilled into the qualifying tight sand formation after November 5, 1990 and prior to January 1, 1993. In certain instances, the Wells may penetrate unexploited tight sand formations uphole of current producing zones which should qualify as tight sand formations in accordance with Situation 1 of Revenue Ruling 93-54. Each well producing gas from Devonian shale was drilled after December 31, 1979 and before January 1, 1993. The hydrocarbons produced from each Well are "qualifying fuels" within the meaning of Code Section 29(c).

                          (c)     No Qualified Production prior to January 1,
1980. Prior to January 1, 1980, there was no production of oil or gas from, nor were any wells drilled or completed on, the "property" (within the meaning of Section 29 of the Code) on which any Well is located nor was any portion of any such "property" included within a unit from which oil or gas was produced or in which any wells were drilled or completed prior to such date.

                          (d)     No Enhanced Oil Recovery Credit.  No oil or
gas produced from the Wells qualifies or has qualified for (i) the enhanced oil recovery credit or any other credit under Section 43 of the Code and none has been claimed or taken on such oil or gas or (ii) the credit allowed under
Section 38 of the Code by reason of the energy percentage with respect to property used in the project.

                          (e)     No Government Financing.  No portion of any
drilling, equipping, seismic or other development costs of the Assets paid by Seller were financed by any state, local or federal agency, directly or indirectly, including by way of grant, loan, expenditure or loan guaranty.

                          (f)     Production Payment.  The Production Payment
to be retained by Seller is expected to expire, when 73.7% of the original estimated recoverable reserves in place on the Effective Date attributable to the Leases have been produced.

                          (g)     Seller Status.  Seller is not a nonresident
alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the rules and regulations promulgated thereunder), and Seller shall deliver to Buyer a certificate of non-foreign ownership in the form of Exhibit F.

                          (h)     Tax Ownership.  Buyer will be treated as the
owner of the Assets for federal income tax purposes.

Buyer's sole and exclusive remedy for breach of any of the representations and warranties in this Section 7.23 is set forth in Section 4.8 of the Assignment.

                 7.24. Condition. To the best of Seller's knowledge, each Well has been drilled, completed, equipped and maintained in all material respects in a good and workmanlike manner in accordance with good oilfield practices, and to Seller's knowledge there is no material hazardous or dangerous condition existing with respect to any Well, equipment or facilities which are part of the Assets.

         8. Tax Status. Seller and Buyer intend that the Production Payment shall constitute debt for federal income tax purposes.

         9.      Covenants.

                 9.1 Cooperation and Access. Following execution of this Agreement, Seller shall cooperate fully with Buyer's post-signing due diligence efforts, both at Seller's offices and at the sites of the Assets.

                 9.2 Insurance. At or prior to Closing, Seller shall cause Buyer to be named as an additional insured on all insurance policies Seller has that pertain in any way to the ownership and operation of the Assets. Upon request, Seller will provide Buyer Certificates of Insurance naming Buyer as an additional insured, or other evidence, satisfactory to Buyer, of compliance with this section.

                 9.3 Subsequent Consents. Notwithstanding the further assurances provisions of Section 15.1, following execution of this Agreement, Seller shall use reasonable efforts to obtain such subsequent consents as may be required from third -parties with whom Seller has contractual privity to allow the parties hereto to experience the benefits of the transactions contemplated hereunder; provided, however, Seller shall not be required to commence or fund any litigation, or otherwise expend any funds, to obtain any such third party consents.

         10. No Conditions to Closing. Other than securing the execution and delivery of the documents which are contemplated to be executed and delivered by it pursuant to Section 11, there are no conditions to Closing.

         11. Closing. The consummation of the transactions contemplated hereby (the "Closing") shall occur, either in person or by facsimile, at the offices of Seller in Houston, Texas on or before March 31, 1997 (the "Closing Date") beginning at 11:00 a.m. or at such other time and place as the parties may agree to in writing. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others (except where the documents involved indicate otherwise):

                 11.1 Assignment and Option. Seller and Buyer shall execute and deliver the Assignment and the Option. In addition, Seller shall prepare within a reasonable period of time and Seller and Buyer shall execute such other conveyances on official forms and related documentation necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations; provided, however, that any such separate or additional conveyances required pursuant to this Section 11.1 or pursuant to
Section 15.1 (i) shall evidence the conveyance and assignment of the Assets made or intended to be made in the Assignment, (ii) shall not modify or be deemed to modify any of the terms, reservations, covenants and conditions set forth in the Assignment, and (iii) shall be deemed to contain all of the terms, reservations and provisions of the Assignment, as though the same were set forth at length in such separate or additional conveyance.

                 11.2 Payment of Purchase Price. Buyer shall deliver the Purchase Price by wire transfer to Seller's account in accordance with written instructions supplied by Seller.

                 11.3 Management Agreement. Seller and Buyer shall execute and deliver the Management Agreement and Memorandum of Management Agreement (collectively, the "Management Agreement") substantially in the form attached hereto as Exhibit E.

                 11.4 Non-Foreign Ownership Certificate. Seller shall deliver to Buyer a certificate of non-foreign ownership substantially in the form of Exhibit F.

                 11.5 Additional Instruments. Seller and Buyer shall execute, acknowledge and deliver to each other such additional instruments as are reasonable and customary to accomplish the purposes of this Agreement.

         12.     Post-Closing Matters.

                 12.1 Files and Records. Following Closing, Seller shall retain physical possession of all lease files, land files, division order files, production marketing files and production records in Seller's possession relating to the Assets (the "Records"). However, except to the extent that Buyer's inspection thereof would violate legal constraints or legal obligations, Buyer shall have the right to inspect the Records in Seller's offices at any reasonable time. At Buyer's request in writing (which written request may be delivered by fax), to the extent that Seller's delivery thereof would not violate legal constraints or legal obligations, Seller shall make copies of the Records or materials in the Records at Seller's expense and shall deliver said copies to Buyer at Seller's expense, provided that Seller may charge Buyer the actual costs for such copies and delivery if such costs exceed $250 per request. If Buyer requires copies of the Records for its own account, Seller will permit Buyer, at Buyer's own expense, to make copies of pertinent material contained in the Records to the extent such action would not violate legal constraints or legal obligations.

                 12.2 Sales Taxes and Recording Fees. Seller shall pay all taxes and fees occasioned by the sale of the Assets, including without limitation, any transfer fees and sales taxes, and any documentary, filing and recording fees required in connection with the filing and recording of any assignments delivered hereunder.

                 12.3 Purchase Price Adjustments for Defective Interests. In addition to the remedy provisions of Section 4.8 of the Assignment, Buyer shall be entitled to the following rebate if Seller does not have Defensible Title to any Assets and Seller has not cured the Title Defect causing such

Asset to be a Defective Interest within 30 days after notice from Buyer. At any time and from time to time, if Buyer discovers that Seller has breached the representations and warranties in Section 7.8 or 7.12, Buyer may give Seller a Notice of Defective Interests, which notice shall describe the Defective Interest, the Title Defect, and the value of the Title Defect. Buyer shall be entitled to a rebate in the Purchase Price for a Title Defect which shall be equal to the product obtained by multiplying the Purchase Price by a fraction, the numerator of which is the volume of reserves allocated to the Title Defect (which shall be determined in the manner described below) and the denominator of which is the total volume of reserves allocated to all of the Assets in the Reserve Report. The volume of reserves allocated to the Title Defect shall be determined by multiplying the volume of reserves allocated to the affected Well in the Reserve Report by a fraction, the numerator of which is the reduction in the NRI in such Well resulting from the Title Defect and the denominator of which is the NRI specified for such Well in Exhibit B; provided, however, that if the Title Defect does not remain in effect during the entire productive life of the subject Well, such fact shall be taken into account in determining the value of the Title Defect. In addition to the payments and adjustments pursuant to the foregoing provisions of this Section 12.3 and Section 4.8 of the Assignment, Seller shall also protect, defend, indemnify and hold Buyer, its employees, representatives, agents, successors and assigns harmless from and against any and all claims, demands and causes of action asserted by any third party relating to the Defective Interests. THIS INDEMNITY SHALL INCLUDE ANY LOSSES ARISING OUT OF THE SOLE, JOINT, CONCURRENT OR SUCCESSIVE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, AND TO ANY LOSSES INCURRED BY ANY INDEMNIFIED PARTY AS A RESULT OF ANY STATUTE, RULE, REGULATION OR THEORY OF STRICT LIABILITY.

                 12.4 Purchase Price Adjustment for Exercised Preferential Purchase Rights and Failure to Obtain Consents. If the representation and warranty in Section 7.9 is breached and such breach is not cured by Seller within 30 days after notice in writing from Seller, then in addition to the remedy provisions of Section 4.8 of the Assignment, , a portion of the Purchase Price shall be rebated for the value of such affected Asset and such affected Asset shall be excluded from the Assets conveyed to Buyer pursuant to the terms hereof (collectively the "Excluded Assets"). The amount of the rebate in the Purchase Price for an Excluded Asset shall be determined in accordance with the provisions of Section 12.3. In addition to the payments and adjustments pursuant to the foregoing provisions of this Section 12.4 and Section 4.8 of the Assignment, Sellers shall also protect, defend, indemnify and hold Buyer, its agents, employees, representatives, successors and assigns harmless from and against any and all claims, demands, and causes of action asserted by any third party relating to the Excluded Assets. THIS INDEMNITY SHALL INCLUDE ANY LOSSES ARISING OUT OF THE SOLE, JOINT, CONCURRENT OR SUCCESSIVE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, AND TO ANY LOSSES INCURRED BY ANY INDEMNIFIED PARTY AS A RESULT OF ANY STATUTE, RULE, REGULATION OR THEORY OF STRICT LIABILITY, EXCLUDING, HOWEVER, ANY SUCH LOSSES RESULTING SOLELY FROM (i) THE PHYSICAL PRESENCE ON THE ASSETS OF ANY (y) ANY EMPLOYEE OF BUYER, OR (z) ANY PERSON ACTING AT THE EXPRESS DIRECTION OF BUYER, OR ANY EMPLOYEE, AGENT OR REPRESENTATIVE OF BUYER (OTHER THAN MANAGER, ANY OPERATOR SUPERVISED BY MANAGER OR ANY AGENT, CONTRACTOR, SUBCONTRACTOR, VENDOR OR SUPPLIER OF MANAGER OR

OF ANY OPERATOR SUPERVISED BY MANAGER), OR (ii) THE NEGLIGENCE OF BUYER OCCURRING AFTER THE TERMINATION OF THE MANAGEMENT AGREEMENT.

                 12.5 Allocation of Seller's Interest in Production. If Seller has interests in the lands covered by the Leases that are not part of the Assets ("Seller's Interests"), and such Seller's Interests are actually producing hydrocarbons into a Well and such hydrocarbons are commingled with the hydrocarbons produced from the Assets, Seller shall use reasonable efforts to ensure that hydrocarbons attributable to Seller's Interests and to the Assets are allocated in a reasonable and prudent manner.

         13.     Apportionment of Liabilities and Obligations.

                 13.1 Buyer. Upon Closing, subject to Seller's indemnification obligation set forth in Section 14.2 and the terms of the Management Agreement, Buyer shall assume and pay for all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Assets or the producing, transporting and marketing of hydrocarbons from the Assets, relating to periods on and after the Effective Date, including without limitation, all obligations arising under the Permitted Encumbrances (collectively, the "Post-Effective Date Liabilities"); provided, however, that Buyer shall not assume any obligations and shall have no liability (contingent or otherwise) whatsoever with respect to the defective portion of any Defective Interests or any Excluded Assets.

                 13.2 Seller. Upon Closing, Seller shall retain, assume and pay for all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Assets or the producing, transporting and marketing of hydrocarbons from the Assets, relating to periods before the Effective Date, including without limitation, environmental obligations and liabilities arising out of any event, condition or matter occurring or in existence on or prior to the Closing Date involving Environmental Matters, the obligation to plug and abandon wells, off site liabilities associated with the Assets, and all obligations arising under agreements covering or relating to the Assets (collectively, the "Pre-Effective Date Liabilities"). For purposes of this Agreement, "Environmental Matter" shall mean any event, condition or matter relating to Environmental Laws or the release of materials into the environment or protection of the environment or health.

         14. Indemnification. For the purposes of this Agreement, "Losses" shall mean any actual loss, cost and expense (including reasonable fees and expenses of attorneys, technical experts and expert witnesses), liability, and damage (including those arising out of demands, suits, sanctions of every kind and character); provided, however, that in no event shall "Losses" be deemed to include consequential damages involving lost profits or loss of tax credits..

                 14.1 Buyer's Indemnification of Seller. Subject to the terms of and the indemnification obligations contained in Section 14.2 and the terms of the Management Agreement, Buyer shall indemnify and hold harmless Seller, its officers, directors, shareholders, employees, representatives, agents, successors and assigns, forever, from and against all Losses and interest thereon which arise from or in connection with (i) the Post-Effective Date Liabilities, and (ii) the Buyer's breach by Buyer of any of its representations, warranties or covenants in this Agreement.

                 14.2 Seller's Indemnification of Buyer. Seller shall indemnify and hold harmless Buyer, its officers, directors, members, employees, representatives, agents, successors and assigns, forever, from and against all Losses and interest thereon which arise from or in connection with (i) the Pre-Effective Date Liabilities, (ii) breach by Seller of any of its representations, warranties or covenants in this Agreement regardless of Seller's knowledge if such representations and warranties are knowledge qualified, and (iii) any event, condition or matter, including Environmental Matters, occurring or in existence on or prior to the Closing Date in connection with the ownership or operation of the Assets. THIS INDEMNITY SHALL INCLUDE ANY LOSSES ARISING OUT OF THE SOLE, JOINT, CONCURRENT OR SUCCESSIVE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, AND TO ANY LOSSES INCURRED BY ANY INDEMNIFIED PARTY AS A RESULT OF ANY STATUTE, RULE, REGULATION OR THEORY OF STRICT LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 14.2, THIS SECTION 14.2 SHALL NOT APPLY TO BREACH OF ANY REPRESENTATION OR WARRANTY FOR WHICH AN EXCLUSIVE REMEDY IS EXPRESSLY SET FORTH IN SECTION 12.3 OR 12.4 OF THIS AGREEMENT OR SECTION 4.8 OF THE ASSIGNMENT.

                 14.3 Third Party Claims. If a claim by a third party is made against Seller or Buyer (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Section 14, such Indemnified Party shall promptly notify Buyer or Seller, as the case may be (the "Indemnitor"), of such claims. The Indemnitor shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnitor shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, however, the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnitor, at Indemnitor's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all Losses with respect to, such claim, and (2) is reasonably contesting such claim in good faith, by appropriate proceedings, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnified Party that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all Losses with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

         15.     Miscellaneous.

                 15.1 Further Assurances. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out the purposes and intents of this Agreement and any document, certificate or other instrument delivered pursuant hereto.

                 15.2 Expenses. Each party shall bear and be liable for its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated by this Agreement. Without limitation, such expenses shall include the fees and expenses of all attorneys, accountants, financial advisers and other professionals incurred in connection herewith.

                 15.3 Notices. All notices under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered or telecopied, when received,
(ii) if mailed, three business days after mailing, certified mail, return receipt requested, or (iii) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

                 If to Seller:    The Houston Exploration Company
                                  1331 Lamar, Suite 1065
                                  Houston, Texas 77010
                                  Attn:  Thomas W. Powers
                                  Telephone:  (713) 652-2847
                                  Fax:  (713) 652-4017




                 If to Buyer:     KeySpan Natural Fuel, LLC
                                  One Metrotech Center
                                  Brooklyn, New York 11201
                                  Attention:  Zain Mirza
                                  Telephone:  (718) 403-2260
                                  Fax:  (718) 858-6431

                 Any party may, by written notice so delivered to the other party, change the address or individual to which delivery shall thereafter be made.

                 15.4 Survival. The representations, warranties, covenants, agreements and indemnities included or provided in this Agreement shall survive Closing.

                 15.5 Confidentiality. Buyer and Seller shall keep this Agreement confidential except to the extent each may be required to disclose the contents hereof by recording the Assignment, Option and Memorandum of Management Agreement in the real property records in the counties in which the Assets are located or filing the official forms of conveyance covering the Assets with appropriate governmental authorities, or to the extent required in the operation of the Assets or pursuant to the Management Agreement, by law, regulation or order, or in the ordinary course of business whenever required or appropriate in the judgment of either party.

                 15.6 Assignment. Neither party may assign its rights or delegate its duties or obligations under the terms of this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights or delegate its duties or obligations to any of its Affiliates (as defined in the Assignment) without the consent of Seller.

                 15.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and, subject to Section 15.7, their assigns.

                 15.8 Complete Agreement. When executed by the authorized representative of Seller and Buyer, this Agreement, the Exhibits hereto and the documents to be delivered pursuant hereto shall constitute the complete agreement between the parties. This Agreement may be amended only by a writing signed by both parties.

                 15.9 Knowledge. As used in this Agreement, the term "knowledge" shall mean the actual knowledge of any fact, circumstance or condition by the officers or employees at a manager or higher level of the party involved as such knowledge has been obtained in the performance of their duties in the ordinary course of business after making reasonable and appropriate inquiries.

                 15.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF ANY OTHER STATE ARE MANDATORILY APPLICABLE.

                 15.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         EXECUTED as of the date first above mentioned.

                                 BUYER:

                                 KEYSPAN NATURAL FUEL, LLC

                                 By:  /s/ ZAIN MIRZA
                                    -------------------------------------
                                          Zain Mirza
                                          Chief Financial Officer


                                 SELLER:

                                 THE HOUSTON EXPLORATION COMPANY, INC.

                                 By:  /s/ THOMAS W. POWERS
                                    -------------------------------------
                                          Thomas W. Powers
                                          Senior Vice President

                                   EXHIBIT A
                                       TO
                          PURCHASE AND SALE AGREEMENT


                                     LEASES

Part 1:  Oklahoma

The following oil and gas leases covering lands in Latimer and Le Flore Counties, Oklahoma.



[EXHIBIT A, PART 1 HAS BEEN OMITTED AS IT CONTAINS A LEGAL DESCRIPTION OF ALL OKLAHOMA LEASES]

                                   EXHIBIT A
                                       TO
                          PURCHASE AND SALE AGREEMENT


                                     LEASES



Part 2:  Texas

The following oil and gas leases covering lands in Gregg and Panola Counties,
Texas:



[EXHIBIT A, PART 2 HAS BEEN OMITTED AS IT CONTAINS A LEGAL DESCRIPTION OF ALL TEXAS LEASES]

                                   EXHIBIT A
                                       TO
                          PURCHASE AND SALE AGREEMENT


                                     LEASES



Part 3:  West Virginia

The following oil and gas leases covering lands in Barbour, Doddridge, Harrison, Lewis and Randolph Counties, West Virginia:




[EXHIBIT A, PART 3 HAS BEEN OMITTED AS IT CONTAINS A LEGAL DESCRIPTION OF ALL WEST VIRGINA LEASES]

                                   EXHIBIT B
                                       TO
                          PURCHASE AND SALE AGREEMENT


                                   WELL LIST




[EXHIBIT B HAS BEEN OMITTED AS IT CONTAINS A LISTING OF ALL WELLS PURCHASED AND SOLD]

                                   EXHIBIT C


                        ASSIGNMENT OF OIL AND GAS LEASES
                     WITH RESERVATION OF PRODUCTION PAYMENT


         THIS ASSIGNMENT ("Assignment") is made effective as of January 1, 1997 (the "Effective Date") by and between The Houston Exploration Company, Inc., a Delaware corporation, whose address is 1331 Lamar, Suite 1065, Houston, Texas 77010 (herein called "Grantor"), and KeySpan Natural Fuel, LLC, a Delaware limited liability company, whose address is One Metrotech Center, Brooklyn, New York 11201 (herein called "Grantee").

                                   ARTICLE 1

                       CERTAIN DEFINITIONS AND REFERENCES

         1.1 Certain Defined Terms. When used in this Assignment, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the sections and subsections referred to below:

                 "Affiliate" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of Grantee, (b) any person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Grantee, (c) any person directly or indirectly controlling, controlled by or under common control with Grantee, and (d) any officer, director or partner or member of Grantee or any person described in clause (c) of this definition.

                 "Assignment" is defined in the first paragraph.

                 "BTU" means British Thermal Unit.

                 "Business Day" shall mean a day on which commercial banks are open for business in the state of Texas.

                 "Credit Payment Amount" shall mean, for any Payment Period, an amount equal to $0.75 of each dollar of tax credits (the "Tax Credits") available to Grantee under Section 29 of the IRC, as a result of the sale of Subject Hydrocarbons by or on behalf of Grantee, to the extent that (a) such Subject Hydrocarbons (i) constitute "qualified fuels" within the meaning of IRC Section 29(c), (ii) meet the requirements of IRC Sections 29(d)(1), 29(d)(4) and 29(f), during
         (A) such Payment Period and (B) any earlier Payment Period to the extent the dollar amount of Tax Credits attributable thereto was not taken into account in a Credit Payment Amount for a previous Payment Period, and (iii) are produced from the Wells, and (b) Grantee is treated as the owner of the Subject Interests for federal income tax purposes. For purposes of the preceding sentence, Tax Credits available to Grantee under IRC Section 29 shall be determined after taking into account any phase-out of Tax Credits under IRC
         Section 29(b)(1) and any applicable inflation adjustment under IRC
         Section 29(b)(2), but shall be determined without regard to limitations on Grantee's use of Tax Credits imposed by IRC Section 29(b)(6) and without regard to whether Grantee actually utilizes such Tax Credits. The Credit Payment Amount for any given Payment Period shall initially be based on (1) estimated Subject Hydrocarbon production and sales data available at the time of the calculation of such amount and (2) an estimated inflation adjustment (as provided under IRC Section 29(b)(2) based on the prior year's inflation factor; provided that such estimated figures shall be later corrected when actual data is available. Credit Payment Amounts shall be calculated and, unless otherwise provided, will be credited to the Net Profits Account, with respect to gas produced and sold from January 1, 1997 until the earlier of (x) December 31, 2002, or (y) the first day on which Tax Credits are no longer permitted for gas attributable to the Subject Hydrocarbons and produced and sold from the Wells. The Credit Payment Amount shall not include payments for Tax Credits attributable to natural gas liquids, unless Tax Credits are available with respect to such liquids under applicable law. If for any reason the Tax Credits are repealed by Congressional statute or resulting regulation, no Credit Payment Amount shall be credited with respect to Subject Hydrocarbons subject to such repeal. If for any reason the amount of Tax Credits contemplated under this Agreement are reduced by Congressional statute or resulting regulation, the Credit Payment Amounts credited under this Agreement shall be reduced commensurate with such reduction in Tax Credits.

                 "Effective Date" is defined in the first paragraph.

                 "Full Production Date" shall mean the date on which the total volume of the Subject Hydrocarbons produced, saved and sold from and after the Effective Date equals a volume equivalent to 21,866 MMCF of gas (net to Grantee, using a conversion of 6 MCF/Barrel of liquid production); provided that such volume shall be decreased by an amount, if any, equal to the aggregate volume of reserves which are attributable to any Excluded Asset or any Title Defect (as such terms are defined in the Purchase Agreement).

                 "Grantee" shall mean Grantee as defined in the first paragraph of this Assignment, and its successors and assigns; and, unless the context in which used shall otherwise require, such term shall mean any successor-owner at the time in question of any or all of the Subject Interests.

                 "Grantor" shall mean Grantor as defined in the first paragraph and its successors and assigns; and, unless the context in which used shall otherwise require, such term shall mean any successor-owner at the time in question of any or all of the Production Payment.

                 "Gross Proceeds" shall have the meaning assigned to it in
         Section 4.2(a).

                 "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                 "Leases" is defined in Section 2.1(a).

                 "Management Agreement" means the Management Agreement between Grantor and Grantee dated as of January 1, 1997.

                 "Measurement Amount" is defined in Section 4.5.

                 "Net Profits" for any Payment Period shall mean the net balance, positive or negative, resulting after application of the credits and debits as provided in Sections 4.2 and 4.3 for such period.

                 "Net Profits Account" shall have the meaning assigned to it in
         Section 4.1.

                 "Non-Affiliate" shall mean any Person who is not an Affiliate.

                 "Option" shall mean that Option to Purchase Oil and Gas Interests between Grantor and Grantee dated as of January 1, 1997.

                 "Other Income" is defined in Section 4.2(b).

                 "Payment Period" shall mean a calendar quarter, provided that the first Payment Period shall mean the period from the Effective Date until the end of the calendar quarter during which the Effective Date occurs, and the last Payment Period shall mean the portion of the calendar quarter during which the Termination Date occurs from the beginning of such calendar quarter until and including the Termination Date.

                 "Person" shall mean any natural person, association, joint venture, trust, partnership, limited liability company, corporation or other legal entity.

                 "Production Payment" is defined in Section 3.1 of this Assignment.

                 "Production Payment Period" shall mean the period from the Effective Date until and including the Termination Date.

                 "Production Sales Contracts" shall mean all contracts, agreements and arrangements for the sale or disposition of Subject Hydrocarbons that may be produced from or attributable to the Subject Interests, whether presently existing or hereafter created.

                 "Purchase Agreement" means the Purchase and Sale Agreement between Grantor and Grantee dated as of January 1, 1997.

                 "Subject Hydrocarbons" shall mean that portion of the oil, gas and other minerals in and under and that may be produced, from and after the Effective Date, from or attributable to the Subject Interests and after deducting the appropriate share of all royalties and any overriding royalties, production payments (except the

         Production Payment) and other similar charges burdening the Subject Interests on the Effective Date. There shall not be included in the Subject Hydrocarbons any oil, gas or other minerals unavoidably lost in production or used by Grantee in conformity with good oil field practices for production operations (including without limitation, fuel, secondary or tertiary recovery) conducted solely for the purpose of producing Subject Hydrocarbons from the Subject Interests, but only so long as such Subject Hydrocarbons are so used.

                 "Subject Interests" is defined in Section 2.1.

                 "Termination Date" shall mean the day on which the total volume of Subject Hydrocarbons produced, saved and sold from and after the Effective Date equals a volume of 16,130.6 MMCF of gas (net to Grantee, using a conversion of 6 MCF/barrel of liquid production); provided that such volume shall be decreased by an amount, if any, equal to the aggregate volume of Subject Hydrocarbons which are attributable to Excluded Assets or Title Defect (as such terms are defined in the Purchase Agreement).


                 "Wells" is defined in Section 2.1(a).

         1.2 References and Titles. All references in this Assignment to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Assignment unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Assignment", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Assignment (and reservation of Production Payment) as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All references in this Assignment to exhibits refer to exhibits to this Assignment unless expressly provided otherwise, and all such exhibits are hereby incorporated herein by reference and made a part hereof for all purposes.

                                   ARTICLE 2

                                   ASSIGNMENT

         2.1 For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, and CONVEY unto Grantee, its successors and assigns, all of the following (the "Subject Interests"):

                 (a) All right, title and interest of Grantor in and to the oil and gas leases described in Exhibit "A" (attached hereto and made a part hereof for all purposes), including any royalty, overriding royalty or other interests owned by Grantor in such leases, insofar and only insofar as said leases cover (i) the lands described in Exhibit A and (ii) the zone, horizon or interval wells described in Exhibit "B" (attached hereto and made a part hereof for all purposes) for each of the wells described in Exhibit B (the above described interest in such leases being herein called the "Leases" and the above described wells being herein called the "Wells");

                 (b) All right, title and interest of Grantor in and to, or derived from, the following, insofar and only insofar as same are attributable to the Leases and the Wells:

                          (i) All presently existing and valid oil, gas or mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the Leases and Wells, and in and to the properties covered and the units created thereby (the "Unitization and Pooling Agreements");

                          (ii) The personal property and fixtures that are appurtenant to the Leases, or the Wells, or the Units, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment on such Leases or Units (the "Personal Property");

                          (iii) All presently existing and valid gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights of way, easements, permits and surface leases and other contracts, agreements and instruments, only in relevant part to the extent and insofar as the same are appurtenant to the Leases, Wells and interests conveyed in the Units; provided, however, that Grantor retains its right, title and interest in and to those interests set forth in Sections 2.1(b)(i), (ii) and (iii), to the extent such interests pertain to any property owned by Grantor that is not associated with the Leases and Wells (the "Agreements");

reserving to Grantor, however, the Production Payment and the other rights reserved herein, as provided in Article 3 below; to have and to hold the Subject Interests forever. Notwithstanding the provisions of Section 2.1(b)(i), Grantee shall have no right or interest in any well that is not specifically described on Exhibit "B" or in the production from any such well. Grantor has warranted title to the Subject Interests pursuant to the terms of the Purchase Agreement, and the Purchase Agreement and Section 4.8 of this Assignment set forth the exclusive remedy for breach of such warranty of title.

                                   ARTICLE 3

                                  RESERVATIONS

         3.1 Production Payment. Grantor does hereby reserve unto itself, and its successors and assigns, from this Assignment a production payment payable out of and only from Subject Hydrocarbons equal to 100 percent of the Net Profits derived from the Subject Interests; such production payment to be effective during the Production Payment Period and such payments not to exceed, in any Payment Period, the Gross Proceeds produced during such period, (the "Production Payment"); and in each case as defined herein and subject to the terms and conditions contained herein.

         3.2 Surface and Other Use. Grantor reserves unto itself, and its successors and assigns, from this Assignment the right to use as much of the surface of the acreage covered by the Leases as may be necessary in the conduct of operations in those zones, formations and depths not assigned to Grantee herein and on other property owned or leased by Grantor. Grantor further reserves the right to drill through the depths, zones and formations herein assigned to Grantee in conducting any operations in the depths, zones and formations not assigned herein or on other property owned or leased by Grantor, and also the right to drill, produce, operate and maintain infill wells as permitted by regulatory agencies having jurisdiction over such matters.
Grantor reserves the right to jointly use any easements and rights-of-way for its operations on the land covered hereby or on other lands in the area. Grantor shall protect, defend, indemnify and hold Grantee, its agents, employees, representatives, successors and assigns harmless from and against any and all claims, demands, causes of action, losses and liabilities, arising out of the exercise by Grantor, its successors and assigns of the rights reserved in this Section 3.2. THIS INDEMNITY SHALL INCLUDE ANY LOSSES ARISING OUT OF THE SOLE, JOINT, CONCURRENT OR SUCCESSIVE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, AND TO ANY LOSSES INCURRED BY ANY INDEMNIFIED PARTY AS A RESULT OF ANY STATUTE, RULE, REGULATION OR THEORY OF STRICT LIABILITY.

         3.3 Reversion Interest after Full Production Date. Grantor reserves unto itself, and its successors and assigns, an undivided 90% interest in and to the Subject Interests from and after the Full Production Date (the "Reversion Interest"). If the Full Production Date is reached, and the Leases or Wells, or any part thereof, are not covered by an existing joint operating agreement, Grantor and Grantee agree to enter into a mutually acceptable Joint Operating Agreement to govern operation of the Subject Interests after the Full Production Date, such joint operating agreement to be in form and substance similar to the Model Form Operating Agreement typically used by Grantor at the Full Production Date, naming Grantor as Operator. Notwithstanding any other provision of this Assignment, the Reversion Interest, if it has not heretofore reverted, shall revert to Grantor no later than twenty-one (21) years after the death of the last survivor of the heirs of Joseph P. Kennedy, father of the former President of the United States living at the time of execution of this Agreement, it being the intention of the parties that the Reversion Interest vest in Grantor within the time prescribed by the rule against perpetuities.

                                   ARTICLE 4

                         PRODUCTION PAYMENT ACCOUNTING
                                  AND PAYMENT

         4.1 Establishment of Net Profits Account. Grantee shall establish and maintain a Net Profits Account (herein called the "Net Profits Account") in accordance with the various provisions of this Assignment and at all times during the Production Payment Period shall keep true and correct books and records with respect thereto. Such books and records shall be open for inspection and copying by the Grantor and its accountants and representatives.

         4.2 Credits to Net Profits Account. Except as otherwise provided herein, the Net Profits Account shall be credited with an amount equal to the sum of Credit Payment Amounts, Gross Proceeds and Other Income.





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                 (a)      "Gross Proceeds" shall mean, on an accrual accounting
         basis, all consideration received, directly or indirectly, for sales of Subject Hydrocarbons, subject to the following:

                          (1) If a controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract, or third party claim) as to the correct or lawful sales price of any Subject Hydrocarbons, then amounts received by Grantee and promptly deposited by it into a mutually acceptable interest bearing escrow account pending settlement of such controversy shall not be considered to have been received by Grantee and shall not be included in Gross Proceeds until such controversy is resolved, but all such amounts, other than interest accrued on the escrowed funds, thereafter paid to Grantee by the escrow agent out of or on account of such escrow shall be considered to be amounts received from the sale of Subject Hydrocarbons. However, amounts so received by Grantee and not deposited in such escrow account shall be considered to be received for purposes of this definition of Gross Proceeds;

                          (2) Gross Proceeds relating to any non-consent operations conducted with respect to all or any part of the Subject Interests after the Effective Date shall be subject to
                 Section 5.8;

                          (3) Gross Proceeds shall not include any amount which Grantee shall receive as a bonus for any lease or payments made to Grantor in connection with adjustment of the cost of any Well and leasehold equipment upon unitization or revision of participating areas under federal divided-type units covering any of the Subject Interests;

                          (4) Amounts received by Grantee from a purchaser of Subject Hydrocarbons (i) as a prepayment of any portion of the sales price for such Subject Hydrocarbons, (ii) as advance gas payments or (iii) as payments pursuant to contractual provisions providing for "take-or-pay" payments (including amounts awarded by a court or agreed to by the parties in any settlement of a claim net of costs and attorneys' fees incurred in connection therewith as damages for the failure or refusal of the purchaser to take Subject Hydrocarbons pursuant to the contract which contains such provisions) shall be considered to be received from the sale of Subject Hydrocarbons during periods commencing with the Effective Date; provided that such amounts shall not be considered received from the sale of Subject Hydrocarbons at a later date when Subject Hydrocarbons are delivered in respect of any such payments under "make-up" or similar provisions;

                          (5) Cash settlements and cash make-ups received by Grantee with respect to the Subject Interests under gas balancing or similar agreements shall be considered derived from the sale of Subject Hydrocarbons; and





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
                          (6)     Gross Proceeds shall not include Other Income.

         (b) "Other Income" shall mean, on an accrual accounting basis, the following:

                          (1) The proceeds received by Grantee from the sale, after the Effective Date, of any materials, supplies, equipment and other personal property or fixtures, or any part thereof or interest therein, located on or used in connection with the Subject Interests (including without limitation all amounts attributable thereto which are received by Grantee by way of conformance of investment in personal property and equipment if the Subject Interests or any part or parts thereof are hereafter from time to time unitized or are affected by the revision of a participating area in a federal divided-type unit);

                          (2) The proceeds of all insurance received by Grantee (i) the cost of which is charged to the Net Profits Account, directly or indirectly, and/or (ii) that accrue to Grantee as a consequence of the loss or damage to any one or more of the following which occurs after the Effective Date: the Subject Interests, or any part thereof or interest therein, the interest of Grantee in any materials, supplies, equipment or other personal property or fixtures located on or used in connection with any of the Subject Interests, or any Subject Hydrocarbons; except to the extent such amounts are used to repair or replace the items damaged or lost giving rise to the receipt of such amounts;

                          (3) The proceeds of all judgments and claims received by Grantee for damages to one or more of the following which occurs after the Effective Date: the Subject Interests, or any part thereof or interest therein, any materials, supplies, equipment or other personal property or fixtures, or any part thereof or interest therein, located on or used in connection with any of the Subject Interests, or any Subject Hydrocarbons; except to the extent such amounts are used to repair or replace the items damaged or lost giving rise to the receipt of such amounts;

                          (4) All proceeds of and/or from each of the following amounts received by Grantee (to the extent attributable to periods after the Effective Date) with respect to the Subject Interests: (i) delay rentals, (ii) lease bonuses, (iii) rentals from reservoir use or storage, and (iv) payments in connection with adjustment of the cost of any Well and leasehold equipment upon unitization or revision of participation areas under federal divided-type units covering any of the Subject Interests;

                          (5) Any interest, penalty or other amounts received by Grantee which are attributable to the Subject Interests and are not derived from the sale of Subject Hydrocarbons;

                          (6) All other monies and things of value which are received by Grantee by virtue of the ownership after the Effective Date of the Subject Interests and the materials, supplies, equipment and other personal property and fixtures located on or used in connection with the Subject Interests; and

                          (7) Interest on proceeds escrowed under Section 4.2(a)(1) above.

         4.3 Debits to Net Profits Account. Except as otherwise provided herein the Net Profits Account shall be debited (without duplication), on an accrual accounting basis, with the following amounts:

                 (a) All direct costs which are attributable to production (excluding depletion, depreciation and amortization) of the Subject Interests (i) for all direct labor (including fringe benefits) and other services necessary for developing, operating, producing, reworking and maintaining the Subject Interests after the Effective Date, (ii) for dehydration, compression, separation, transportation and marketing of the Subject Hydrocarbons after the Effective Date, and (iii) for all materials, supplies, equipment and other personal property and fixtures purchased for use on, or in connection with, any of the Subject Interests after the Effective Date (including without limitation (A) all amounts paid by Grantee for conformance of investment if the Subject Interests or any part or parts thereof are hereafter from time to time unitized or if any participating area in a federal divided-type unit is changed, and (B) the cost of secondary recovery, pressure maintenance, repressuring, recycling and other operations conducted for the purpose of enhancing oil production);

                 (b) Costs (including without limitation outside legal, accounting and engineering services) attributable to the Subject Interests of (i) handling, investigating and/or settling litigation, administrative proceedings and claims (including without limitation lien claims other than liens for borrowed funds) and (ii) payment of judgments, penalties and other liabilities (including interest thereon), paid by Grantee (and not reimbursed under insurance maintained by Grantee or others) and involving any of the Subject Interests, or incident to the development, operation or maintenance of the Subject Interests after the Effective Date, or requiring the payment or restitution of any proceeds of Subject Hydrocarbons, or arising from tax or royalty audits, except that there shall not be debited to the Net Profits Account any expenses incurred by Grantee in litigation of any claim or dispute arising hereunder between Grantee and Grantor or amounts paid by Grantee to Grantor pursuant to a final order entered by a court of competent jurisdiction resolving any such claim or dispute or amounts paid by Grantee to Grantor in connection with the settlement of any such claim or dispute;

                 (c) All taxes (except federal and state income, transfer, mortgage, inheritance, estate, franchise and like taxes) paid by Grantee with respect to the ownership of the Subject Interests or the extraction of the Subject Hydrocarbons after the Effective Date, including without limitation production, severance, and/or excise and other similar taxes assessed against, and/or measured by, the production of (or the proceeds or value of production of) Subject Hydrocarbons (without regard to the period of ownership for which such taxes are assessed), occupation taxes, sales and use taxes, and ad valorem taxes assessed against or attributable to the Subject Interests or any equipment used in connection with production from any of the Subject Interests;

                 (d) Insurance premiums attributable to the ownership or operation of the Subject Interests paid by Grantee for insurance actually carried for periods after the Effective Date with respect to the Subject Interests, or any equipment located on any of the Subject Interests, or incident to the development, operation or maintenance of the Subject Interests after the Effective Date;

                 (e) All amounts attributable to the Subject Interests (to the extent attributable to periods after the Effective Date) and consisting of (i) rent and other consideration paid for the use or damage to the surface and (ii) delay rentals, shut-in well payments, minimum royalties and similar payments paid pursuant to the provisions of agreements in force and effect before the Effective Date;

                 (f) Amounts attributable to the Subject Interests (and attributable to periods after the Effective Date) and charged by the relevant operator as overhead charges specified in applicable operating agreements now or hereafter covering the Subject Interests;

                 (g) If as a result of the occurrence of the bankruptcy or insolvency or similar occurrence of the purchaser of Subject Hydrocarbons any amounts previously included in Gross Proceeds or Other Income are reclaimed from Grantee or its representative, then the amounts reclaimed as promptly as practicable following Grantee's payment thereof;

                 (h) If Grantee shall be a party as to any non-consent operations conducted with respect to all or any of the Subject Interests after the Effective Date, all costs to be debited to the Net Profits Account with respect thereto shall be governed by Section 5.8;

                 (i) The Management Fee (as defined in the Management Agreement) paid pursuant to the Management Agreement; and

                 (j) Except as otherwise provided elsewhere in this Assignment, all other direct expenditures attributable to the Subject Interests paid by Grantee after the Effective Date for the necessary or proper development, operation, maintenance and administration, after the Effective Date, of the Subject Interests, if reasonably incurred; provided, however, that notwithstanding anything herein provided to the contrary, the Net Profits Account shall not be debited with any cost or expense which is deducted or taken into account in determining Gross Proceeds or Other Income, including, without limitation, the value of any component of Gross Proceeds or Other Income.

         4.4 Accounting for Net Profits. All debits to the Net Profits Account calculated pursuant to Section 4.3 which are attributable to costs and expenses paid by Grantee during a Payment Period, up to and including the last day of such Payment Period, shall be debited against the Net Profits Account as of the last day of such period. All credits to the Net Profits Account calculated pursuant to Section 4.2 which are actually received by or on behalf of Grantee during a Payment Period up to and including the last day of such Payment Period shall be credited to the Net Profits Account as of the last day of such Payment Period.

         4.5 Measurement Amount and Payment of Production Payment. As of the end of each Payment Period, the Grantee shall calculate, or cause to be calculated, an amount (the "Measurement Amount"), being the sum of (a) any Measurement Amount carried forward from a prior Payment Period; and (b) the Net Profits for the then current Payment Period. Not more than 75 days following a Payment Period the Grantee shall cause the Grantor to be paid the lesser of (i) the Measurement Amount for such Payment Period or (ii) Gross Proceeds for the Payment Period in question. If the Measurement Amount for a Payment Period is a negative amount, no payment shall be due and payable by Grantee to Grantor for a Production Payment hereunder for such Payment Period, and the negative amount shall be carried forward to the next Payment Period. If the Measurement Amount for the Payment Period is a positive amount and exceeds Gross Proceeds for the Payment Period, the excess Measurement Amount shall be carried forward to the next Payment Period. The Grantee shall send at the same time a statement showing the calculation of the amount of the Production Payment, if any, or the reason for any nonpayment, and clearly reflecting the condition of the Net Profits Account as of the close of business on the last day of the relevant Payment Period and clearly reflecting (with sufficient description so that Grantor can identify such items and the particular Subject Interest involved) those items which gave rise to debits and credits to the Net Profits Account during such Payment Period and clearly reflecting for each Subject Interest the quantities of Subject Hydrocarbons produced therefrom during the Payment Period covered by such statement, the volumes of such production sold, the prices at which such volumes were sold, and the taxes paid with respect to such sales.

                 4.6      Escrow in the Event of Tax Audit.   In the course of
an audit of the federal income tax returns of Grantee or an Affiliate of Grantee (a "Tax Audit"), promptly following the earlier to occur of (a) the date the IRS raises in writing an issue involving (i) the eligibility of the gas production from the Subject Interests for credits pursuant to IRC Section 29 or
(ii) Grantee's ownership of the Subject Interests for federal income tax purposes (either such issue being referred to herein as a "Tax Issue") or (b) the date of issuance by the IRS of a statutory notice of deficiency involving a Tax Issue, (such earlier date, the "Escrow Commencement Date"), Grantor and Grantee shall enter into an Escrow Agreement with an escrow agent, substantially in the form of Exhibit C attached hereto. The Escrow Agreement and the funds in the "Escrow Account" established pursuant thereto shall be administered in accordance with the following provisions:

                 (a) Beginning with the Payment Period in which the Escrow Commencement Date occurs and continuing for each Payment Period until the "Conclusion of a Tax Audit"

         (as that term is defined below, with such period of time being the "Escrow Period"), Grantor shall deposit into the Escrow Account the amount by which the Credit Payment Amount for such Payment Period would be reduced if all open Tax Issues were sustained in favor of the IRS (the "Escrow Amount" and the sum of all Escrow Amounts being the "Escrowed Funds"). The Escrowed Funds shall not include any funds which were due from Grantee to Grantor prior to the Escrow Commencement Date, but which were not paid to Grantor. For tax purposes only, Grantor shall be treated as the owner of the Escrowed Funds.

                 (b) A Tax Audit will be deemed to have concluded upon the earliest to occur of the following events with respect to each Tax
         Issue: (i) the receipt by Grantee of written notice from the IRS that it will not assert any adjustments with respect to the Tax Issue; (ii) Grantee entering into a settlement agreement with the IRS which resolves the open Tax Issue; (iii) a judgment of a court of law or a decision in an administrative proceeding becoming non-appealable with respect to the open Tax Issue; or (iv) the expiration of the applicable period of limitations for making assessments with respect to the years under examination in the Tax Audit if the IRS has made no assessments within such period with respect to the open Tax Issue (such earliest event being deemed the "Conclusion of a Tax Audit").

                 (c) At the Conclusion of a Tax Audit, Grantee and Grantor agree to recalculate, pursuant to the provisions of this Section 4.6(c), any amounts due Grantee and Grantor pursuant to the terms of this Assignment for the Escrow Period, taking into account the reduction, if any, in the Credit Payment Amounts due for each Payment Period during the Escrow Period resulting from the Tax Issues sustained in favor of the IRS in the Tax Audit (including any settlement described in Section 4.7). Grantee shall receive from the Escrowed Funds an amount equal to 75% of the total dollar amount of any reduction in Tax Credits available to Grantee with respect to hydrocarbon production from the Wells as a result of the application of the preceding sentence, including interest thereon, for the periods on or after the Escrow Commencement Date. Except for such adjustment, there is no other obligation of Grantor to make any other payment to Grantee with respect to the Tax Audit, subject to Section 4.8 below. Grantor shall receive all remaining Escrowed Funds related to the Tax Issues resolved in the Tax Audit, including interest thereon. If in the course of a Tax Audit, a Tax Issue is resolved, a portion of the Escrowed Funds properly allocable to such Tax Issue will be distributed in accordance with the principles of this Section 4.6.

                 4.7 Settlements Resulting from a Tax Audit. Grantee shall make a reasonable attempt to prevail on any Tax Issue. If Grantee elects to enter into a negotiated settlement with the IRS of any Tax Issue, Grantee shall, in good faith, consult with Grantor regarding the suggested terms of such settlement; provided, however, that Grantee shall be under no obligation to comply with any suggestion of Grantor. Grantee shall provide to Grantor copies of all correspondence or pleading between Grantee and the IRS regarding any Tax Audit. Grantor shall be entitled to monitor all hearings and meetings with the IRS associated with such settlement negotiations.

                 4.8 Overpayments. If at any time Grantee is determined to have credited to the Net Profits Account more than the amount then due with respect to any Credit Payment Amount as a result of a breach by Grantor of its representations and warranties in the Purchase Agreement or otherwise, Grantor shall be obligated to return any such overpayment, limited to amounts actually paid to Grantor by Grantee, including interest on such amounts at the prime rate of interest in effect during the time period of the overpayment at The Chase Manhattan Bank, N.A. (or any successor bank, or if such bank does not exist, the United States prime rate generally recognized in the financial media from time to time), within ten (10) days after Grantee notifies Grantor of the amount of such overpayment and interest and provides Grantor substantiation thereof. Alternatively, Grantee may elect to offset the amount of any such overpayment and interest thereon as set forth in the immediately preceding sentence against future Credit Payment Amounts. The payment provided pursuant to this Section 4.8 shall constitute Grantee's exclusive remedy with respect to the overpayment of Credit Payment Amounts and breach of the representations and warranties in Section 7.23 of the Purchase Agreement, but shall not otherwise limit Grantee's rights and remedies with respect to any breach by Grantor of its representations and warranties in the Purchase Agreement other than those in Section 7.232 thereof.

                                   ARTICLE 5

                         OPERATION OF SUBJECT INTERESTS

                 5.1 Rights and Duties of Grantee. Grantee (subject to the terms and provisions of any applicable operating agreements and subject to the other provisions of this Assignment and the Management Agreement), as between Grantor and Grantee, has exclusive charge, management and control of all operations to be conducted on the Subject Interests and may take any and all actions which a reasonably prudent operator would deem necessary or advisable in the management, operation and control thereof. Grantee shall promptly (and, unless the same are being contested in good faith and by appropriate proceedings, before the same are delinquent) pay all costs and expenses (including without limitation all taxes and all costs, expenses and liabilities for labor, materials and equipment incurred in connection with the Subject Interests and all obligations to the holders of royalty interests and other interests affecting the Subject Interests) incurred from and after the Effective Date in developing, operating and maintaining the Subject Interests. Grantee shall be obligated to operate and maintain the Subject Interests as would a reasonable and prudent operator under similar circumstances. As to those of the Subject Interests as to which Grantee is not the operator, Grantee shall take all such action and exercise all such rights and remedies as are reasonably available to it to cause the operator to so maintain and operate such Subject Interests. Grantee shall be deemed to have fully discharged all of its obligations under this Section 5.1, and shall have no liability to Grantor under this Section 5.1 during any period when the Management Agreement is in effect and Grantee is in compliance with the Management Agreement in all material respects.

                 5.2 Sales of Subject Hydrocarbons. Grantee shall have the obligation to market or cause to be marketed the Subject Hydrocarbons in accordance with its good faith business judgment and sound oil field practices. Grantee shall fully discharge all of its obligations under this Section 5.2, and shall have no liability to Grantor under this Section 5.2 during any period when the Management Agreement is in effect and Grantee is in compliance with the Management Agreement in all material respects. As to any third parties, all acts of Grantee in marketing the Subject Hydrocarbons and all Production Sales Contracts executed by Grantee shall be binding on Grantor and the Production Payment; it being understood that the right and obligation to market the Subject Hydrocarbons is at all times vested in Grantee and Grantor does not have any such right or obligation or any possessory interest in all or part of the Subject Hydrocarbons, except as may be granted by separate agreement or instrument. Accordingly, it shall not be necessary for Grantor to join in any separate Production Sales Contracts or any amendments to existing Production Sales Contracts.

                 5.3 Insurance. Grantee shall obtain or cause to be obtained (and maintain or cause to be maintained during the economic life of the Subject Interests) the types of insurance as in its reasonable good faith business judgment a reasonable and prudent operator would carry under similar circumstances. Grantee shall fully discharge all of its obligations under this
Section 5.3, and shall have no liability to Grantor under this Section 5.3 during any period when the Management Agreement is in effect and Grantee is in compliance with the Management Agreement in all material respects.

                 5.4 Contracts with Affiliates. To the extent not provided for in any applicable operating agreement, Grantee may perform services and furnish supplies and equipment with respect to the Subject Interests, provided that the amount of compensation, price or rental that can be charged to the Net Profits Account therefor must be no less favorable than those available from Non-Affiliates in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Subject Interests.

                 5.5 Government Regulation. All obligations of Grantee hereunder shall be subject to and limited by all applicable federal, state and local laws, rules, regulations and orders (including those of any applicable agency, board, official or commission having jurisdiction).

                 5.6 Abandonments. Prior to releasing, surrendering or abandoning any portion of the Subject Interests, Grantee shall first offer in writing to reassign such interest to Grantor, with Grantor assuming all liability and obligations for such interest after such assignment. If Grantor does not accept the offer to reassign within 60 days from such offer, Grantee shall have the right without the joinder of Grantor to release, surrender and/or abandon its interest in the Subject Interests, or any part thereof, or interest therein even though the effect of such release, surrender or abandonment will be to release, surrender or abandon the Production Payment the same as though Grantor had joined therein insofar as the Production Payment covers the Subject Interests, or any part thereof or interest therein, so released, surrendered or abandoned by Grantee.

                 5.7      Pooling and Unitization.

                 (a) Certain of the Subject Interests may have been pooled or unitized for the production of oil, gas and/or minerals prior to the Effective Date or, after the Effective Date, may be so pooled or unitized pursuant to Section 5.7(b). Such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Production Payment in each such Subject Interest shall apply to (and the term "Subject Hydrocarbons" shall include) the production from such Units which is attributable to such Subject Interest (and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest) under and by virtue of the applicable pooling and unitization agreements.

                 (b) Grantee shall have the right and power to unitize, pool or combine the lands covered by the Subject Interests, or any portion or portions thereof, with any other land or lease or leases so as to create one or more unitized areas (or, with respect to unitized or pooled areas theretofore created, to dissolve the same or to amend and/or reconfigure the same to include additional acreage or substances or to exclude acreage or substances). If pursuant to any law, rule, regulation or order of any governmental body or official, any of the Subject Interests are pooled or unitized in any manner, the Production Payment insofar as it affects such Subject Interest shall also be deemed pooled and unitized, and in any such event the Production Payment shall apply to (and the term "Subject Hydrocarbons" shall include) the production which accrues to such Subject Interest under and by virtue of such pooling and unitization arrangements and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest under and by virtue of such pooling and unitization arrangement. Notwithstanding the foregoing provisions of
         Section 5.7(b), Grantee shall have no right or interest in any Well that is not specifically described on Exhibit "B" or in the production from any such Well.

         5.8     Non-consent Operations.

                          (a) If Grantee elects (subject to Section 5.1) to be a non-participating party (whether pursuant to an operating agreement or other agreement or arrangement, including without limitation, non-consent rights and obligations imposed by statute or regulatory agency) with respect to any operation on any Subject Interest or elects to be an abandoning party with respect to a Well located on any Subject Interest, the consequence of which election is that Grantee's interest in such Subject Interest or part thereof is temporarily (i.e., during a recoupment period) or permanently forfeited to the parties participating in such operations, or electing not to abandon such Well, then the costs and proceeds attributable to such forfeited interest shall not, for the period of such forfeiture (which may be a continuous and permanent period), be debited or credited to the Net Profits Account and such forfeited interest shall not, for the period of such forfeiture, be subject to the Production Payment.

                 (b) If Grantee elects (subject to Section 5.1) to be a participating party to such an operation, or elects to be a non-abandoning party with respect to such a Well, and any other party or parties have elected not to participate in such operation (or have elected to abandon such Well) with the result that (pursuant to an operating agreement or other agreement or arrangement, including without limitation, non-consent rights and obligations imposed by statute and/or regulatory agency) Grantee becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently, interests belonging to such other party or parties, then the costs and proceeds attributable to such non-participating parties' interests to which Grantee becomes so obligated and entitled shall be debited and credited to the Net Profits Account as though such interests were part of the Subject Interests.

         5.9 Renewals and Extensions of Leases. The Production Payment shall apply to all renewals, extensions and other similar arrangements (and/or interests therein) of or with respect to any Lease which is included in the Subject Interests, whether or not such renewals, extensions or arrangements have heretofore been obtained by Grantor, or Grantor's predecessors in title, or are hereafter obtained by Grantee as well as to each new lease covering any minerals covered by one or more of the Leases (but only to the extent such minerals were covered by a Lease) if same are taken or acquired while the relevant Lease is in force and effect or within one year after the lapse thereof.

                                   ARTICLE 6

                        GRANTOR LIABILITY AND EQUIPMENT

         6.1 No Personal Liability of Grantor. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ASSIGNMENT, GRANTOR SHALL NOT, BY VIRTUE OF THE PRODUCTION PAYMENT RESERVED IN THIS ASSIGNMENT, PERSONALLY BE RESPONSIBLE FOR PAYMENT OF ANY PART OF THE COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH EXPLORING, DEVELOPING, OPERATING, OWNING AND/OR MAINTAINING THE SUBJECT INTERESTS; PROVIDED, HOWEVER, ALL SUCH COSTS, EXPENSES AND LIABILITIES SHALL, TO THE EXTENT THE SAME RELATE TO PERIODS AFTER THE EFFECTIVE DATE, NEVERTHELESS BE CHARGED AGAINST THE NET PROFITS ACCOUNT AS AND TO THE EXTENT HEREIN PERMITTED.

         6.2 Ownership of Equipment. The Production Payment does not include any right, title or interest in and to any of the personal property, fixtures, structures or equipment now or hereafter placed on, or used in connection with, the Subject Interests and is exclusively an interest in Net Profits, as herein defined and provided for, and Grantor shall look exclusively to the Subject Hydrocarbons for the satisfaction and realization of the Production Payment.

                                   ARTICLE 7

                                   TRANSFERS

         7.1 Assignments by Grantee. Upon prior written notice to Grantor, Grantee shall have the right to transfer at any time and from time to time all or any portion of the Subject Interests, provided, however, that (i) the Subject Interests shall at all times be subject to this Assignment, the Production Payment, the Option (as defined in the Purchase Agreement) and the Management Agreement, and (ii) if such transfer or transfers result in less than all of the Subject Interests being transferred to and held by the same Person, Grantee shall retain the obligation to administer and pay the Production Payment in accordance with the provisions hereof in the same manner as if the Production Payment were held by a single Person. Any such assignment shall not release Grantee from any obligation to Grantor under the Purchase Agreement or this Assignment arising prior to the date of transfer. Notwithstanding the foregoing Grantee shall not transfer all or any portion of the Subject Interests to a Person which is not an Affiliate of Grantee without the prior written consent of Grantor which consent shall not be unreasonably withheld, conditioned or delayed.

         7.2 Assignments by Grantor. Grantor shall not transfer all or any portion of the Production Payment without the prior written consent of Grantee which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment shall not release Grantor of any obligation under the Purchase Agreement or Management Agreement.

         7.3 Change in Ownership of Production Payment. No change of ownership or right to receive payment of the Production Payment, or of any part thereof, however accomplished shall be binding upon Grantee until notice thereof shall have been furnished by the person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a copy of the recorded instrument accomplishing the same or if there be no recorded instrument then a copy of the applicable document accomplishing same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished to Grantee as provided above, the payment or tender of all sums payable on the Production Payment and delivery of all notices may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Grantee.

                                   ARTICLE 8

                                 MISCELLANEOUS

         8.1 Governing Law. Except to the extent the terms hereof are governed mandatorily by the real property laws of the states in which the Subject Interests are located, the validity, effect and construction of this Assignment shall be governed by the laws of the State of New York.

         8.2 Intentions of the Parties. Nothing herein contained shall be construed to constitute either party hereto (under state law or for tax purposes) the agent of, or in partnership with, the other party. If, however, the parties hereto are deemed to constitute a partnership for federal income tax purposes, the parties elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Code and agree not to take any position inconsistent with such election. In addition, the parties hereto intend that the Production Payment reserved hereby by Grantor shall at all times be treated as an incorporeal (i.e., a non-possessory) interest in real property or land under the laws of the state in which the Subject Interests are located, a production payment under Section 636 of the Code, and, for tax purposes, debt, payable out of net profits (rather than as a working or any other interest).

         8.3 Notices. All notices and other communications required or permitted under this Assignment shall be in writing and, unless otherwise specifically provided, shall be delivered personally, by prepaid telecopy or similar means (with signed confirmed copy to follow by mail in the manner provided below) or (except for quarterly statements provided for under Section
4.5 which may be sent by regular mail) by registered or certified mail, postage prepaid, or by delivery service for which a receipt is obtained, at the respective addresses shown opposite the signatures of Grantor and Grantee to this Assignment, and shall be deemed delivered on the date of receipt. Either party may specify an alternative address by giving notice to the other party, in the manner provided in this Section 8.3.

         8.4 Further Assurances. Grantor and Grantee agree to execute and deliver to the other all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee and to reserve to Grantor the rights, titles, interest and estates conveyed to Grantee and reserved by Grantor hereby.

         8.5 Counterparts. This Assignment is being executed in multiple originals, all of which are identical except that, for the convenience of recording, counterparts hereof which are being recorded include only those certain portions of Exhibit A and Exhibit B which include descriptions of properties located in the recording jurisdiction in which the particular counterpart is being recorded. All of such counterparts together shall constitute one and the same instrument.

         8.6 Binding Effect. All the covenants and agreements of Grantor and Grantee herein contained shall be deemed to be covenants running with Grantor's and Grantee's interest in the Subject Interests and the lands affected thereby. All of the provisions hereof shall inure to the benefit of, and shall be binding upon, each of the parties hereto and their respective successors and, subject to the provisions of Article 7 and this Section 8.6, their assigns. Any sale, conveyance, assignment, sublease or other transfer of the Subject Interests, or any interest therein or any part thereof, shall provide that the assignee assumes all of the obligations of the assignor with respect to the interest transferred.

         8.7 Partition. Grantor and Grantee acknowledge that Grantor and Grantee have no right or interest that would permit either to partition any portion of the Subject Interests, and Grantor and Grantee waive any such right.

         8.8 Purchase Agreement. This Assignment is granted pursuant to the Purchase Agreement. None of the provisions of this Assignment shall be construed to diminish, limit or amend the terms of the Purchase Agreement.

         8.9 Effective Date. This Assignment shall become effective for all purposes as of 7:00 a.m. at the respective locations of the Subject Interests on the Effective Date.

         IN WITNESS WHEREOF, the parties have executed this Assignment on this 2nd day of July, 1997.

                                       GRANTOR:

                                       THE HOUSTON EXPLORATION COMPANY, INC.


                                       By:  /s/ THOMAS W. POWERS
                                          ------------------------------------
                                                Thomas W. Powers
                                                Senior Vice President

                                       GRANTEE:

                                       KEYSPAN NATURAL FUEL, LLC


                                       By:  /s/ ZAIN MIRZA
                                          ------------------------------------
                                                Zain Mirza
                                                Chief Financial Officer


                       This Assignment was Prepared by:

                               F. B Cochran III
                               Vinson & Elkins
                               1001 Fannin Street, Suite 2300
                               Houston, Texas  77002-6760



RETURN RECORDED INSTRUMENT TO:

Vinson & Elkins
1001 Fannin Street, Suite 2300
Houston, Texas  77002-6760
Attention:  Yvonne Onak

STATE OF NEW YORK         )
                          )        ss.
COUNTY OF  KINGS          )

         The foregoing instrument was acknowledged before me this 2 day of July, 1997 by Thomas W. Powers as Senior Vice President for The Houston Exploration Company, Inc., a Delaware corporation, on behalf of the corporation.

         Witness my hand and official seal.

                                             /s/  CHARLES KLEIN
                                             -----------------------------------
                                             Notary Public

                                             My commission expires:    2/28/99
                                                                   -------------


(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999


STATE OF NEW YORK         )
                                  )        ss.
COUNTY OF KINGS           )

         The foregoing instrument was acknowledged before me this 2nd day of July, 1997 by Zain Mirza as Chief Financial Officer for KeySpan Natural Fuel, LLC, a Delaware limited liability company, on behalf of the company.

         Witness my hand and official seal.

                                             /s/  CHARLES KLEIN
                                             -----------------------------------
                                             Notary Public

                                             My commission expires:    2/28/99
                                                                   -------------

(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999

                                   EXHIBIT C
                                       TO
                        ASSIGNMENT OF OIL AND GAS LEASES
                     WITH RESERVATION OF PRODUCTION PAYMENT


                                ESCROW AGREEMENT

         This Escrow Agreement is made and entered into this ______ day of _____________, by and between THE HOUSTON EXPLORATION COMPANY, INC. ("Seller"), KEYSPAN NATURAL FUEL, LLC ("Buyer"), and ___________________ BANK ("Escrow Agent"). Seller and Buyer are sometimes herein jointly referred to as the "Parties."

                                    RECITALS

         A. Seller and Buyer are the Seller and Buyer, respectively, under that certain Purchase and Sale Agreement dated as of January 1, 1997 (the "Purchase and Sale Agreement"), and Grantor and Grantee, respectively, under the Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective as of January 1, 1997 (the "Assignment"); and

         B. Pursuant to Section 4.6 of the Assignment, Seller and Buyer have agreed that Seller shall deposit Escrow Amounts, as defined therein, in an escrow account; and

         C. Escrow Agent has agreed to act as such in accordance with the terms, provisions and conditions of this Escrow Agreement and to hold the funds described herein in accordance with the terms and provisions hereof.

                                   AGREEMENT

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Of even date herewith, Seller has delivered to Escrow Agent and Escrow Agent hereby acknowledges the receipt of an Escrow Amount for deposit into the account set up hereunder (the "Escrow Account"). Seller and Buyer have advised Escrow Agent that Seller will deliver additional Escrow Amounts for deposit into the Escrow Account. Such sums, together with any interest or other earnings of the money so deposited shall be referred to herein as the "Escrow Funds."

         2. During the term of this Escrow Agreement, Escrow Agent shall hold and maintain the Escrow Funds and said funds shall be invested or reinvested by Escrow Agent at the joint written direction of Seller and Buyer. Seller and Buyer hereby direct Escrow Agent to invest the Escrow Funds in the _______________ Fund.





                            Exhibit C to Assignment

         The Escrow Agent shall sell all or any designated part of such investments so directed in writing jointly by Seller and Buyer. All commissions, brokerage taxes, fees and expenses, if any, applicable to the acquisition or sale of the investments under this paragraph shall be paid initially from the interest or income generated from the Escrow Funds and thereafter from any remaining amounts in the Escrow Funds. The Escrow Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such instructions.

         3. The Escrow Agent shall hold and disburse the Escrow Funds during the term of this Escrow Agreement in accordance with the written joint instructions from Seller and Buyer. The Escrow Agent shall deliver the Escrow Funds or any part thereof to the party designated to receive such funds if Escrow Agent receives written joint instructions from both Seller and Buyer to do so. The Escrow Agent shall hold the Escrow Funds until it has received a joint written instruction notice from Seller and Buyer as to how delivery of the Escrow Funds shall be made. Should any controversy arise between Seller and Buyer and/or the Escrow Agent with respect to this Escrow Agreement or with respect to the right to receive the Escrow Funds, the Escrow Agent shall have the right to consult counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the Parties. Should such actions be necessary, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Escrow Agreement or the Escrow Funds made hereunder, the Parties bind and obligate themselves, their successors, assigns and legal representatives to pay the Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorney's fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such actions.

         4.      (a)      The duties of the Escrow Agent are only such as are
herein specifically provided, being purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever except for gross negligence or willful misconduct. The Escrow Agent is not a party to any other agreement regarding the subject matter contained herein and as such shall only be bound by the terms and conditions of this Escrow Agreement.

                 (b) The Escrow Agent shall be under no responsibility for the recitals in this Escrow Agreement, the covenants or undertakings set forth in the Purchase and Sale Agreement, the Assignment, or in respect of any of the items deposited with the Escrow Agent other than to comply with the specific duties and responsibilities herein set forth and any written instructions or other communications of any party hereto herein provided for; and, without limiting the generality of the foregoing, the Escrow Agent shall have no obligation or responsibility to determine the correctness of any statement or calculation made by any party hereto in any written instruction or other communication or the genuineness or validity of any document. The Escrow Agent shall be fully protected in acting in accordance with any joint written instructions or other communications from Seller and Buyer given to it in accordance with the provisions hereof and reasonably believed by it to have been signed by the proper parties. The Escrow Agent shall have no liability for losses arising from any cause beyond its control, including (but not limited to) the following: (i) the act, failure or neglect of any agent or correspondent selected by the Escrow Agent for the remittance of funds; (ii) any delay, error, omission or default of any mail, delivery, cable or wireless agency or operator;





                            Exhibit C to Assignment

(iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Escrow Agent shall be entitled to pay from the Escrow Funds the cost and expense of defending any legal proceedings which may be instituted against it with respect to the subject matter of this Escrow Agreement (including counsel and investigatory fees); provided, however, the Escrow Agent shall consult with Seller and Buyer prior to incurring any legal expenses. The Escrow Agent shall not be required to institute legal proceedings of any kind.

         5. The Escrow Agent may resign at any time by giving written notice to Seller and Buyer. Such resignation shall not be effective until a new Escrow Agent has been appointed by the joint written agreement of Seller and Buyer. The Escrow Agent may at any time be removed by joint notice in writing delivered to the Escrow Agent by Seller and Buyer. The Escrow Agent's sole responsibility thereafter shall be to keep safely all Escrow Funds then held by it and to deliver the same to a person designated by the Parties or in accordance with the directions of a final order or judgment from a court having competent jurisdiction.

         6. For its services pursuant to this Escrow Agreement, the Escrow Agent shall be entitled to a fee of _______________ DOLLARS ($______________.00 U.S.). Any fees and expenses due the Escrow Agent shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer and shall be paid within 10 days after the receipt of an invoice from the Escrow Agent for such fees and expenses. The Parties jointly and severally agree to pay to the Escrow Agent its fees for the services rendered by it pursuant to the provisions of this Escrow Agreement and will reimburse the Escrow Agent for its reasonable expenses, including reasonable attorney's fees incurred in connection with the negotiations, drafting and performance by it of such services. Except as otherwise noted, this fee covers account acceptance, set-up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, collection and distribution of assets, including normal record keeping and reporting requirements. Any additional services beyond the receipt, investment and payment of funds specified in this Escrow Agreement, or activities requiring excessive administrator time or out-of-pocket expenses such as optional substitution of collateral or securities, shall be deemed extraordinary fees for which related costs, transaction charges and additional fees will be billed at the Escrow Agent's standard charges for such items.

         7. The Parties agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance or appointment as the Escrow Agent hereunder, including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

         8. The Escrow Agent is hereby given a lien on the Escrow Funds for all indebtedness that may become owing to the Escrow Agent hereunder, which lien may be enforced by the Escrow Agent by setoff or appropriate foreclosure proceedings provided that the Escrow Agent has given Buyer and Seller not less than 10 days prior written notice thereof.





                            Exhibit C to Assignment

         9. The Parties warrant to the Escrow Agent that there are no federal, state or local tax liabilities or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report regarding any tax liability under any federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority. The Parties agree to jointly and severally indemnify the Escrow Agent fully for any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any tax liability is ultimately assessed against the Escrow Agent for any reason as a result of its actions hereunder (except for the Escrow Agent's individual income tax liability arising from its income from its fees).

         10. All notices, requests, directions, instructions, waivers, approvals or other communications to any party hereto shall be made or delivered in person or by registered mail or certified mail, postage prepaid, addressed to such party as provided below, or to such other address as such party may hereafter specify in a written notice to the other parties named herein, and all such notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

         Escrow Agent:                         BANK
                          ---------------------
                          Corporate Trust Department

                          Attn:
                               --------------------------------

         Seller:          The Houston Exploration Company, Inc.
                          1331 Lamar, Suite 1065
                          Houston, Texas 77010

                          Attn:  Thomas W. Powers
                          Telephone: (713) 652-2847

         Buyer:           KeySpan Natural Fuel, LLC
                          One MetroTech Center
                          Brooklyn, New York 11201

                          Attention: Zain Mirza
                          Telephone: (718) 403-2260
                          Fax: (718) 858-6431

         11. No agreement shall be effective to amend or supplement this Escrow Agreement unless such agreement is in writing and signed by the parties hereto. This Escrow Agreement may be executed in any number of execution counterparts.

         12. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of ____________ except that statutory provisions regarding fiduciary duties and





                            Exhibit C to Assignment
liabilities of Trustees shall not apply to this Escrow Agreement. The Parties expressly waive such duties and liabilities, it being their intent to create solely an agency relationship and hold the Escrow Agent liable only in the event of its gross negligence or willful misconduct in order to obtain lower fee schedule rates as specifically negotiated with the Escrow Agent.

         13. This Escrow Agreement shall terminate by its own terms when no funds remain in the Escrow Account, unless sooner terminated in writing by the Parties, in which case the balance of any funds remaining in the Escrow Account upon such termination shall promptly be paid in accordance with written instructions signed by Seller and Buyer.

              [the remainder of this page is intentionally blank]





                            Exhibit C to Assignment

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

                                     THE HOUSTON EXPLORATION COMPANY, INC.


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


                                     KEYSPAN NATURAL FUEL, LLC


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:

                                                                    , BANK,
                                     -------------------------------
                                       as Escrow Agent

                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:              President
                                           --------------




                            Exhibit C to Assignment

                                   EXHIBIT D

                                    FORM OF

                    OPTION TO PURCHASE OIL AND GAS INTERESTS


         This Option to Purchase Oil and Gas Interests (this "Option") is granted this 1st day of January, 1997 by KEYSPAN NATURAL FUEL, LLC, a Delaware limited liability company, whose address is One Metrotech Center, Brooklyn, New York 11201 ("Grantor") to THE HOUSTON EXPLORATION COMPANY, INC., a Delaware corporation, whose address is 1331 Lamar, Suite 1065, Houston, Texas 77010 ("Grantee").

         For $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor grants and conveys to Grantee the exclusive and irrevocable option to purchase all of the following (the "Subject Interests") upon the terms and conditions set forth herein (the "Option"):

                 A. All of Grantor's right, title and interest in and to the oil and gas leases described in Exhibit A, including any royalty, overriding royalty and other interests owned by Seller in such lease, but insofar and only insofar as said leases and other interests cover
         (i) the lands described in Exhibit A and (ii) the zone, horizon or interval described in Exhibit B for each of the wells described in Exhibit B (the above described interest in such leases being herein called the "Leases" and the above described wells being herein called the "Wells");

                 B. All right, title and interest of Grantor in and to, or derived from, all valid oil, gas and mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the Leases and Wells, and in and to the properties covered and the units created thereby (the "Unitization and Pooling Agreements");

                 C. All right, title and interest of Grantor in and to the personal property and fixtures that are appurtenant to the Leases, or the Wells, or the Units, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment on such Leases (the "Personal Property"); and

                 D. All right, title and interest of Grantor in and to and under, or derived from, all valid gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights of way, easements, permits and surface leases and other contracts, agreements and instruments, only in relevant part to the extent and insofar as the same are appurtenant to the Leases, Wells and Units (the "Agreements").

         1.      Exercise of the Option.  If the Management Agreement between
Grantor and    Grantee dated January 1, 1997 has not been terminated pursuant to Section 7.1(b) thereof, Grantee has the right to exercise the Option any time during the period from January 1, 1997 until the later of (i) April 1, 2003 or (ii) 30 days after notice in writing from Grantor stating that the Option will terminate if not exercised as to all Subject Interests then subject thereto (the "Option Period") to purchase the Subject Interests as an entirety for the purchase price determined in accordance with
Section 4 below.

         2. Method of Exercise. To exercise the Option within the Option Period as to any Subject Interests, the Grantee must deliver notice (an "Exercise Notice") of such exercise in writing, delivered personally, by prepaid telecopy or similar means (with signed confirmed copy to follow by mail in the manner provided below) or by registered or certified mail, postage prepaid, or by delivery service for which a receipt is obtained, at the address set forth in the first paragraph of this Option, and shall be deemed delivered on the date of receipt. The Exercise Notice shall specify the portion of the Subject Interests which Grantee desires to repurchase pursuant to such exercise of the Option. Each party may specify an alternative address by giving written notice to the other of such change.

         3. Option Effective Date. The effective date of the purchase of the Subject Interests pursuant to an Exercise Notice (the "Option Effective Date") shall be the first day of the month following the date Grantor receives the Notice.

         4. Option Price. The purchase price for the purchase of the Subject Interests shall be the appraised fair market value of the Subject Interests specified in the Exercise Notice as of the Option Effective Date net of the fair market value of the reserves attributable to the Production Payment and the Reversionary Interest. Unless the Grantor and Grantee agree otherwise, the appraised fair market value of the Subject Interests shall be the present value as of the Option Effective Date of the future net revenue and costs (based on the average of such costs during the preceding twelve months) estimated to be received therefrom (net of the revenues and costs attributable to the Production Payment and Reversionary Interest), determined in accordance with generally accepted engineering principles in effect at the time, by Miller & Lenz, Ltd. or another nationally recognized petroleum engineering company agreed upon by Grantor and Grantee. The price of hydrocarbons produced from each Subject Interest and utilized in the forecast shall be based on an unescalated average gas price reflective of the most recent 12-month period, as quoted in the first monthly publication of Inside FERC's Gas Market Report for Index for the first index pricing point downstream of such Subject Interest adjusted for transportation costs from the Subject Interest to the index pricing point (or a mutually agreeable substitute index if such index is no longer published). The discount rate to be applied shall be the prime rate in effect at Chase Manhattan Bank (or if such bank no longer exists, the United States prime rate generally recognized in the financial media from time-to-time) on the date on which the fair market value determination is made plus 1.75 percent.

         5. Terms of Purchase. Upon the closing of the purchase of the Subject Interests pursuant to an exercise of the Option, Grantee shall be entitled to receive, subject to the Production Payment, the proceeds, accounts receivable, income, revenues, monies and other items attributable to the Subject Interests from and after the Option Effective Date and same shall be paid over to Grantee, and Grantee shall be liable to pay the expenses attributable to the Subject Interests from and after the Option Effective Date. Subject to the terms of the Assignment, Grantor shall be entitled to receive the production from the Subject Interests prior to the Option Effective Date and shall be liable to pay the expenses attributable to the Subject Interests prior to the Option Effective Date. Upon the closing of the purchase of the Subject Interests pursuant to an exercise of the Option, Grantee shall assume all obligations and liabilities attributable to the ownership or operation of the Subject Interests on and after the Option Effective Date, including the contractual and regulatory obligations in connection with the Subject Interests and Grantee shall defend, indemnify and hold harmless the Grantor (and its successors, assigns, members, officers, managers, employees, representatives, agents and consultants) from and against all claims, demands, actions, obligations, liabilities and expenses (including reasonable attorney, consultant and expert witness fees) arising from such obligations and liabilities assumed by Grantee hereunder.

         6. Payment and Closing. The closing of the purchase pursuant to an exercise of the Option shall occur at the offices of Grantee at 9:00 a.m. on a mutually agreed upon business day no later than 90 days from the date the Grantor receives the notice of an exercise. At the closing, the Grantee shall deliver by wire transfer of immediately available U.S. funds, to the account designated by Grantor, the purchase price for the Subject Interests, and the Grantor shall deliver to Grantee one or more assignments fully executed and in recordable form of the Subject Interests dated effective as of the Option Effective Date and in form and substance reasonably satisfactory to Grantee with warranty of title as to all matters arising by, through or under Grantor, but not otherwise.

         7. Governing Law. Except to the extent the terms hereof are governed mandatorily by the real property laws of the states in which the Subject Interests are located, the validity, effect and construction of this Assignment shall be governed by the laws of the State of New York.

         8. Further Assurances. Grantor and Grantee agree to execute and deliver to the other all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the rights, titles, interest and estates conveyed to Grantee pursuant to any exercise of the Option or otherwise reasonably requested in connection therewith.

         9. Counterparts. This Option may be executed in multiple originals, all of which are identical except that, for the convenience of recording, counterparts hereof which are being recorded in the various counties where the Leases and Wells are located include only those certain portions of Exhibits A and B which include descriptions of properties located in the recording jurisdiction in which the particular counterpart is being recorded. All of such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment on this 2nd day of July, 1997.

                                       GRANTOR:

                                       KEYSPAN NATURAL FUEL, LLC

                                       By:  /s/ ZAIN MIRZA
                                          ------------------------------------
                                                Zain Mirza
                                                Chief Financial Officer


                                       GRANTEE:

                                       THE HOUSTON EXPLORATION COMPANY, INC.


                                       By:  /s/ THOMAS W. POWERS
                                          ------------------------------------
                                                Thomas W. Powers
                                                Senior Vice President




RETURN RECORDED INSTRUMENT TO:

Vinson & Elkins
1001 Fannin Street, Suite 2300
Houston, Texas  77002-6760
Attention:  Yvonne Onak

STATE OF NEW YORK         )
                          )        ss.
COUNTY OF  KINGS          )

         The foregoing instrument was acknowledged before me this 2 day of July, 1997 by Zain Mirza as Chief Financial Officer for KEYSPAN NATURAL FUEL, LLC, a Delaware limited liability company, on behalf of the company.


         Witness my hand and official seal.

                                             /s/  CHARLES KLEIN
                                             -----------------------------------
                                             Notary Public

                                             My commission expires:    2/28/99
                                                                   -------------


(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999


STATE OF NEW YORK         )
                          )        ss.
COUNTY OF KINGS           )

         The foregoing instrument was acknowledged before me this 2 day of July, 1997 by Thomas W. Powers as Senior Vice President for THE HOUSTON EXPLORATION COMPANY, INC., a Delaware corporation, on behalf of the corporation.

         Witness my hand and official seal.

                                             /s/  CHARLES KLEIN
                                             -----------------------------------
                                             Notary Public

                                             My commission expires:    2/28/99
                                                                   -------------

(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999

                                   EXHIBIT E

                                    FORM OF

                              MANAGEMENT AGREEMENT


         This Management Agreement (the "Agreement"), dated as of January 1, 1997, is by and between KEYSPAN NATURAL FUEL, LLC, a Delaware limited liability company (the "Company") and THE HOUSTON EXPLORATION COMPANY, INC., a Delaware corporation ("Manager") (collectively, the "Parties").

                                    RECITALS

         A. The Company owns a working interest and/or a royalty interest in certain Wells that comprise the Assets;

         B. Manager has the resources and expertise necessary to operate and manage the Assets and to provide the management services to the Company as set forth in this Agreement (collectively the "Services" as defined in Article 2 below);

         C. The Company desires to retain Manager to provide such Services and Manager desires to provide such Services all pursuant to the terms of this Agreement; and

         D. The Company recognizes that Manager owns and operates other properties and that Manager will be operating such properties in the best interest of the owners of those properties. Notwithstanding the foregoing, the Parties intend that Manager be held to the standard of performance set forth herein and in the operating agreements covering the Assets.

                                   AGREEMENT

         In consideration for the mutual promises hereunder, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective January 1, 1997 (the "Assignment"), by and between the Company and Manager ("Seller"), or in the case of the terms "Assets," "Environmental Laws," "Losses," "Post-Effective Date Liabilities" and "Wells," in the Purchase and Sale Agreement dated January 1, 1997, by and between the Company and Seller (the "Purchase and Sale Agreement").

                                   ARTICLE 2

                                    SERVICES

         2.1 Subject to Section 2.2 hereof, the constraints of applicable operating and other agreements to which all or any portion of the Assets are now or hereafter subject and the other terms of this Agreement, Manager agrees to manage the Assets for and on behalf of the Company, such management to include, without limitation, performance of the following management functions (the "Services") all of which are hereby expressly authorized by the Company:

                 (a)      Operate, manage, and maintain the Assets.

                 (b) Gather, process condition, market, deliver, transport and sell gas, oil and related hydrocarbons produced by the Company from the Assets, and pay or cause to be paid all royalties and production payments (including, without limitation, the Production Payment), and all other such payment obligations arising in connection with the Assets or the production of hydrocarbons therefrom; provided, however, that Manager shall obtain the approval of the Company to enter into any sales or marketing agreement which has a term of one year or greater.

                 (c) Operate the Assets in compliance in all material respects with all federal, state (including any duly constituted federal or state regulatory body), and local laws, ordinances, rules, regulations and orders applicable to the Assets.

                 (d) Operate the Assets in compliance in all material respects with all Environmental Laws and to implement and complete, or cause to be implemented and completed, any remedial, removal or other response action required on the Assets under applicable Environmental Laws, with such actions to be implemented and completed in accordance with customary industry practices and in compliance with applicable Environmental Laws.

                 (e) Inform the Company of any pending or threatened action or investigation of which the Manager receives written notice and which Manager believes in good faith could have a material adverse impact on the Assets, including all actions initiated or investigations threatened by a third party or governmental authority under applicable Environmental Laws.

                 (f) Manage and dispose of all solid and/or hazardous wastes generated in connection with the operation of the Assets in compliance in all material respects with applicable Environmental Laws and to initiate and complete any remedial, removal or other response actions required under applicable Environmental Laws in response to any release of a hazardous substance on or in connection with the Assets.

                 (g) Employ or contract for the services of any Person required by Manager, in its reasonable discretion, to assist Manager in the performance of any of its duties and responsibilities under this Agreement, including, without limitation, any legal, accounting, geological, geophysical, engineering, operating and other services and advice as the Manager deems advisable, in its reasonable discretion, from any Person.

                 (h) Pay and perform all obligations of the Company which relate to the Assets, including, without limitation, the payment to itself, on behalf of the Company, of all money to which it becomes entitled pursuant to the Assignment and the Agreement, and payment to third parties, on behalf of the Company, of working interest expenses attributable to the Assets.

                 (i) Maintain insurance with respect to the Assets as is reasonable and customary in the industry, including insurance of the types and amounts set forth in the certificate furnished to Buyer pursuant to Section 9.2 of the Purchase Agreement and with respect to all such insurance, cause the Company to be named as an additional insured on all such insurance policies.

                 (j) Execute and file and record, when appropriate or required, all assignments and other regulatory instruments relating to the Assets.

                 (k) Establish and maintain all bank accounts, books and records, capital accounts, Net Profits Account and other accounts as are required or convenient to operate the Assets.

                 (1) Perform all accounting and reporting as required by the Assignment, the Purchase and Sale Agreement, and any other agreement relating to the Assets and to which the Company is subject.

All accounting and reporting shall be performed in accordance with the provisions of this Agreement, consistently applied. Such accounting and reporting may initially be performed based on estimated figures, and subsequently based on actual figures. Beginning with the Payment Period commencing on January 1, 1997, and every applicable Payment Period thereafter, Manager shall prepare and furnish to the Company within 30 days after the end of such Payment Period a Quarterly Report. "Quarterly Report" shall mean a report detailing gas production and sales from the Assets attributable to the Wells for the applicable Payment Period. Such Quarterly Report shall include
(1) an accounting of the Net Profits Account, including a summary of all credits and debits, (2) an accounting of the Company's share of all tax credit qualified gas sales and production and total gas sales and production attributable to the Assets and produced from the Wells, and (3) all other information necessary and sufficient for the Company to calculate and verify any Credit Payment Amount and to estimate its taxable income with respect to the Assets.

         On or before December 15th of each year, Manager shall furnish to the Company a report covering the fiscal year ended September 30 (referred to herein as the "Annual Report"), based upon mutually agreeable procedures, of
(1) the Net Profits Account, including all credits and debits, (2) the Company's share of all tax credit qualified gas sales and production and total gas sales and production attributable to the Assets and produced from the Wells, (3) credits under Section 29 of the Internal Revenue Code of 1986, as amended, ("IRC") which are attributable to the Assets, and (4) all other information necessary and sufficient for the Company to calculate and report its taxable income with respect to the Assets for the fiscal year ended on September 30. If the production figures reported by Manager are amended by Manager or any other operator or producer subsequent to Manager furnishing an Annual Report to the Company, an amended Annual Report for the affected time period shall be furnished to the Company within 60 days after the end of a calendar quarter during which Manager received the amended production figures. Notwithstanding the immediately foregoing, Manager shall have no obligation to amend a prior Annual Report if the applicable period of limitations for the Internal Revenue Service to make assessments with respect to the year in question has expired.

                 (m) Manage all contracts relating to the Assets to which the Company is or becomes a party (except for the Purchase and Sale Agreement).

                 (n) Receive and collect all revenues and income attributable to the Assets, including, without limitation, all Gross Proceeds and Other Income.

                 (o) Negotiate, execute and deliver all contracts and agreements and amendments to existing contracts and agreements affecting the Assets which the Manager believes are necessary or desirable in connection with the ownership, development, operation, production and maintenance of the Assets or to perform any of the Services hereunder; provided, however, that Manager shall obtain the approval of the Company to enter into any contract or agreement which will have a cost to the Company exceeding $15,000.

                 (p) Assume the defense of, handle, investigate and/or settle all claims, demands, causes of action, lawsuits and other proceedings which relate in any way to the Assets or the Services performed pursuant to this Agreement; provided, however, that Manager shall obtain the approval of the Company to enter into a settlement of any claim or action which will have a cost to the Company exceeding $10,000.

                 (q) All other acts and things as are necessary to carry out the Manager's responsibilities under this Agreement.

                 Notwithstanding anything herein provided to the contrary, if the Manager is not at any time the operator of a particular portion of the Assets, the obligations of the Manager under this Agreement with respect to such portion of the Assets, which have reference to operations or activities which pursuant to contracts which are now or hereafter in effect are carried out or performed by the operator, shall be construed to require only that the Manager use reasonable efforts to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable contracts.

         2.2 The Parties anticipate that the Gross Proceeds and Other Income from the Assets will be sufficient to pay for all of the Services hereunder and Manager is expressly authorized to use the Gross Proceeds and Other Income from the Assets for such purpose. Unless Manager obtains the prior written approval of the Company and except for emergency situations, Manager will not undertake or approve Services or operations on the Assets that in any instance will be anticipated to involve costs and expenses exceeding Gross Proceeds and Other Income for such period when such costs and expenses are payable and which excess costs and expenses cannot reasonably be expected to be recouped from the Gross Proceeds and Other Income from a subsequent period or periods. Unless Manager obtains the prior written approval of the Company, Manager shall not undertake or approve Services or operations on the Assets which will exceed cost levels or estimates previously approved by the Company. If Manager reasonably anticipates the costs and expenses to be incurred during a particular period in order to perform the Services hereunder for such period will (a) exceed Gross Proceeds and Other Income for that same period, but that the excess costs and expenses over Gross Proceeds and Other Income reasonably will be expected to be recouped from the Gross Proceeds and Other Income from a subsequent period or periods, or (b) exceed cost levels or estimates previously approved by the Company, then Manager shall forward to the Company a request for the amount of funds required for the Manager to timely perform such Services, together with documentation supporting Manager's request. The Company shall respond to Manager's request on or before 10 business days after receipt of such request. If the Company in its reasonable discretion elects to grant Manager's request, the Manager will undertake such Service or operations on the Assets and the Company shall pay to Manager the funds required for the Manager to timely perform such Services, with the Company to recoup all such funds out of the revenues and income collected by the Manager pursuant to Section 2.1(n) above on a schedule to be determined by the Parties. Notwithstanding the foregoing, the Company shall have no obligation to pay any costs or expenses from any source other than from Gross Proceeds, Other Income and the amounts paid by the Company pursuant to
Section 2.3(a).

         2.3     (a)      The Manager shall invoice the Company for costs and
expenses incurred during each Payment Period in an amount not to exceed the Credit Payment Amount for such Payment Period. Such invoice shall be delivered not later than 45 days following the end of such Payment Period. The Company shall pay the amount due pursuant to each invoice not later than 75 days following the end of the applicable Payment Period.

                 (b) The amounts paid to Manager pursuant to Section 2.3(a) together with the revenues collected by the Manager pursuant to Section 2.1(n) above shall be used by the Manager to pay for the Services hereunder including the payment of and to pay the Production Payment under the Assignment and the payment of the Management Fee under this Agreement.

                 (c) Any Person is entitled to rely on this Agreement as granting to the Manager the power and authority to manage the Assets and to perform each of the Services on behalf of the Company. Although the Company acknowledges that no further action or documentation is required to be given by the Company in order to authorize or empower the Manager to manage the Assets and to perform any of the Services on behalf of the Company, the Company agrees to promptly furnish to the Manager whatever documentation or to promptly take whatever action is requested by Manager to evidence that the Manager has the power and authority to manage the Assets and to perform the Services on behalf of the Company.

                                   ARTICLE 3

                            PERFORMANCE OF SERVICES

         Manager agrees to use reasonable efforts to perform all of the Services in a reasonable and prudent manner consistent with good oil field and business practices and taking into account the tax credits available with respect to production from the Subject Interests. Notwithstanding any other provision of the Agreement, it is expressly agreed that the Services rendered by manager shall be as an independent contractor and the Company shall have no supervision or control over the manner or method used by Manager in performing the tasks and duties set forth herein. The Company's sole interest shall be in the results obtained.

                                   ARTICLE 4

                                 MANAGEMENT FEE

         The Company shall pay Manager a fee of $8,333 per month during the term of this Agreement (the "Management Fee"). The Management Fee is intended to reimburse Manager for all of its internal administrative expenses incurred in managing the Assets. The Parties understand that the Management Fee does not cover COPAS overhead charges payable to any Person (including Manager) with respect to the Assets under any applicable operating or other agreement, and Manager shall pay such overhead charges pursuant to Section 2.1(h) as part of the Company's obligations relating to the Assets. In addition, with respect to any Well which is not covered by an operating agreement, Manager shall be entitled to charge the Company and to pay to itself out of the revenue and income collected by it pursuant to Section 2.1(n) or 2.2(a) above, a monthly overhead charge of $125 per well; provided, however that such well rates shall be adjusted in the manner provided for in Paragraph l(A)(3) of Section III of the 1984-Onshore COPAS Accounting Procedure.

                                   ARTICLE 5

                                INDEMNIFICATION

         5.1 Manager shall defend, indemnify and hold harmless the Company, and its officers, directors, employees, and agents, from and against all Losses which arise directly or indirectly from or in connection with Manager's management of the Assets and performance of the Services during the term of this Agreement (including any breach of its duties and obligations under this Agreement). THIS INDEMNITY SHALL INCLUDE ANY LOSSES ARISING OUT OF THE SOLE, JOINT, CONCURRENT OR SUCCESSIVE NEGLIGENT (BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY.

         5.2 Manager shall defend, indemnify and hold harmless the Company, and its officers, directors, employees, and agents, from and against all Losses which arise directly or indirectly from or in connection with environmental matters, including without limitation, any violation of any Environmental Law and any remedial, removal or other expense obligation under any Environmental Law, to the extent that Manager, or its successors or assigns, is jointly liable with the Company and such environmental matters are attributable to the period of time during which this Agreement is in force and effect. THIS INDEMNITY SHALL INCLUDE ANY LOSSES ARISING OUT OF THE SOLE, JOINT, CONCURRENT OR SUCCESSIVE NEGLIGENT (BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY.

                                   ARTICLE 6

                                   ASSIGNMENT

         The rights and obligations of the Company under this Agreement may not be assigned or delegated by the Company, except to an Affiliate of the Company, unless the Manager has consented to such assignment in writing, which consent shall not be unreasonably withheld, delayed or conditioned. The rights, duties and obligations of Manager under this Agreement may not be assigned or delegated by Manager in whole or in part unless the Company has consented thereto in writing which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this
Article 6 shall prevent Manager from engaging qualified contractors, subcontractors, vendors and suppliers in the ordinary course of operating and managing the Subject Interests, but no such engagement shall relieve Manager of any of its duties or obligations hereunder.

                                   ARTICLE 7

                               TERM/TERMINATION

         7.1 The term of this Agreement shall commence on the Effective Date hereof and shall continue until the date on which the earliest of the following occurs:

                 (a) January 1, 2014 , and thereafter, this Agreement shall continue on a year-to-year basis until terminated by either party upon 90 days written notice to the other party.

                 (b) delivery of written notice of termination by the Company to Manager following the occurrence of any of the following:

                          (i) at any time if Manager breaches any material provision of this Agreement and Manager fails or refuses to cure them and within 30 days after written notice from the Company identifying such failure and stating that the failure to cure the same may result in the termination of this Agreement and the Option (or, if such cure reasonably requires more than 30 days to complete, Manager has not promptly commenced actions for such cure, and prosecuted such actions with diligence after receipt of such notice);

                          (ii) at any time if Manager has been guilty of gross negligence or willful misconduct in carrying out its duties hereunder;

                          (iii) at any time if there is instituted by or against Manager any proceedings under the Bankruptcy Reform Act of 1978, as amended, under any other bankruptcy law, or under any other law for the relief of debtors now or hereafter existing, or a receiver is appointed for all or substantially all of the assets of Manager, and such proceeding is not dismissed or such receiver is not discharged, as the case may be, within 30 days thereafter; or

                          (iv) at any time if manager shall (A) become insolvent, (B) generally fail to or admit in writing its inability to, pay debts as they become due, and (C) make a general assignment for the benefit of creditors, (D) apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian.

                 (c) upon exercise of the Option, this Agreement shall terminate; and


                 (d) at any time on 90 days written notice by the Company to the Manager.

Any termination of this Agreement, shall be without prejudice to the right of the party not in default to collect any amounts then due and without waiver of any other remedy to which the party not in default may be entitled for breach of this Agreement. Upon termination of this Agreement (other than pursuant to clause (c) above), Manager shall deliver to the Company or its designated agent, copies of all title files, division order files, well files, production records, equipment inventories, and production, severance and ad valorem tax records pertaining to the Wells and other information about the Assets reasonably requested by the Company.

                                   ARTICLE 8

                                 MISCELLANEOUS

         8.1 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Party.

         8.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         8.3 All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, telecopy, telefax or other electronic transmission service to the appropriate address as set forth below.

                 If to Manager:            The Houston Exploration Company
                                           1331 Lamar, Suite 1065
                                           Houston, Texas 77010
                                           Attn:  Thomas W. Powers
                                           Telephone:  (713) 652-2847
                                           Fax:  (713) 652-4017

                 If to Company:            KeySpan Natural Fuel, LLC
                                           One Metrotech Center
                                           Brooklyn, New York 11201
                                           Attention:  Zain Mirza
                                           Telephone:  (718) 403-2260
                                           Fax:  (718) 858-6431

or at such other address and to the attention of such other person as such Party may designate by written notice to the other Party.

         8.4 The Company shall be deemed to have given its approval to Manager for any matter requiring the Company's approval if the Company fails to affirmatively give or deny its approval to Manager within 7 days of receipt from Manager of a request for approval under this Agreement.

         8.5 Subject to Article 6 hereof, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         8.6 This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parties. Any party hereto may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         8.7 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated - hereby are fulfilled to the extent possible.

         8.8 This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between the Manager and the Company.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        KEYSPAN NATURAL FUEL, LLC

                                        By: /s/ ZAIN MIRZA
                                           ---------------------------------
                                                Zain Mirza
                                                Chief Financial Officer


                                        THE HOUSTON EXPLORATION COMPANY, INC.

                                        By: /s/ THOMAS W. POWERS
                                           ---------------------------------
                                                Thomas W. Powers
                                                Senior Vice President

                       MEMORANDUM OF MANAGEMENT AGREEMENT


         This MEMORANDUM OF MANAGEMENT AGREEMENT is effective as of January 1, 1997, and is executed by and between KEYSPAN NATURAL FUEL, LLC, a Delaware limited liability company (the "Company") and THE HOUSTON EXPLORATION COMPANY, INC., a Delaware corporation ("Manager") (collectively, the "Parties").

         The Parties hereby give notice that they have entered into a Management Agreement dated as of the date hereof, whereby the Company contracted with Manager to perform certain operating and management services relative to the lands and leases identified on Exhibit A and to the wells identified on Exhibit B (collectively, the "Assets").

         Manager has agreed to manage the Assets for and on behalf of the Company, by performing certain management services (the "Services"), as limited and described in more detail in the Management Agreement, which Services include but are not limited to the following:

                 (a)      Operate, manage, and maintain the Assets.

                 (b) Gather, process condition, market, deliver, transport and sell gas, oil and related hydrocarbons produced by the Company from the Assets, and pay or cause to be paid all royalties and production payments (including, without limitation, the Production Payment), and all other such payment obligations arising in connection with the Assets or the production of hydrocarbons therefrom; provided, however, that Manager shall obtain the approval of the Company to enter into any sales or marketing agreement which has a term of one year or greater.

                 (c) Operate the Assets in compliance in all material respects with all federal, state (including any duly constituted federal or state regulatory body), and local laws, ordinances, rules, regulations and orders applicable to the Assets.

                 (d) Operate the Assets in compliance in all material respects with all Environmental Laws and to implement and complete, or cause to be implemented and completed, any remedial, removal or other response action required on the Assets under applicable Environmental Laws, with such actions to be implemented and completed in accordance with customary industry practices and in compliance with applicable Environmental Laws.

                 (e) Inform the Company of any pending or threatened action or investigation of which the Manager receives written notice and which Manager believes in good faith could have a material adverse impact on the Assets, including all actions initiated or investigations threatened by a third party or governmental authority under applicable Environmental Laws.

                 (f) Manage and dispose of all solid and/or hazardous wastes generated in connection with the operation of the Assets in compliance in all material respects with applicable Environmental Laws and to initiate and complete any remedial, removal or other response actions required under applicable Environmental Laws in response to any release of a hazardous substance on or in connection with the Assets.

                 (g) Employ or contract for the services of any Person required by Manager, in its reasonable discretion, to assist Manager in the performance of any of its duties and responsibilities under this Agreement, including, without limitation, any legal, accounting, geological, geophysical, engineering, operating and other services and advice as the Manager deems advisable, in its reasonable discretion, from any Person.

                 (h) Pay and perform all obligations of the Company which relate to the Assets, including, without limitation, the payment to itself, on behalf of the Company, of all money to which it becomes entitled pursuant to the Assignment, and payment to third parties, on behalf of the Company, of working interest expenses attributable to the Assets.

                 (i) Maintain insurance with respect to the Assets as is reasonable and customary in the industry, including insurance of the types and amounts set forth in the certificate furnished to Buyer pursuant to Section 9.2 of the Purchase Agreement and with respect to all such insurance, cause the Company to be named as an additional insured on all such insurance policies.

                 (j) Execute and file and record, when appropriate or required, all assignments and other regulatory instruments relating to the Assets.

                 (k) Establish and maintain all bank accounts, books and records, capital accounts, Net Profits Account and other accounts as are required or convenient to operate the Assets.

                 (1) Perform all accounting and reporting as required by the Assignment, the Purchase and Sale Agreement, and any other agreement relating to the Assets and to which the Company is subject.

                 (m) Manage all contracts relating to the Assets to which the Company is or becomes a party (except for the Purchase and Sale Agreement).

                 (n) Receive and collect all revenues and income attributable to the Assets, including, without limitation, all Gross Proceeds and Other Income.

                 (o) Negotiate, execute and deliver all contracts and agreements and amendments to existing contracts and agreements affecting the Assets which the Manager believes are necessary or desirable in connection with the ownership, development, operation, production and maintenance of the Assets or to perform any of the Services hereunder; provided, however, that Manager shall obtain the approval of the Company to enter into any contract or agreement which will have a cost to the Company exceeding $15,000.

                 (p) Assume the defense of, handle, investigate and/or settle all claims, demands, causes of action, lawsuits and other proceedings which relate in any way to the Assets or the Services performed pursuant to this Agreement; provided, however, that Manager shall obtain the approval of the Company to enter into a settlement of any claim or action which will have a cost to the Company exceeding $10,000.

                 (q) All other acts and things as are necessary to carry out the Manager's responsibilities under this Agreement.

         Notwithstanding anything herein provided to the contrary, if the Manager is not at any time the operator of a particular portion of the Assets, the obligations of the Manager under the Management Agreement with respect to such portion of the Assets, which have reference to operations or activities which pursuant to contracts which are now or hereafter in effect are carried out or performed by the operator, shall be construed to require only that the Manager use reasonable efforts to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable contracts.

         The Management Agreement is effective for the period from January 1, 1997 until terminated in accordance with its terms.

         This Memorandum of Management Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the Parties have executed this Memorandum of Management Agreement as of the date first above written.


                                        KEYSPAN NATURAL FUEL, LLC

                                        By: /s/ ZAIN MIRZA
                                           ---------------------------------
                                                Zain Mirza
                                                Chief Financial Officer


                                        THE HOUSTON EXPLORATION COMPANY, INC.

                                        By: /s/ THOMAS W. POWERS
                                           ---------------------------------
                                                Thomas W. Powers
                                                Senior Vice President

STATE OF NEW YORK         )
                          )        ss.
COUNTY OF  KINGS          )

         The foregoing instrument was acknowledged before me this 2 day of July, 1997 by Zain Mirza as Chief Financial Officer for KEYSPAN NATURAL FUEL, LLC, a Delaware limited liability company, on behalf of the company.


         Witness my hand and official seal.

                                             /s/  CHARLES KLEIN
                                             -----------------------------------
                                             Notary Public

                                             My commission expires:    2/28/99
                                                                   -------------


(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999


STATE OF NEW YORK         )
                          )        ss.
COUNTY OF KINGS           )

         The foregoing instrument was acknowledged before me this 2 day of July, 1997 by Thomas W. Powers as Senior Vice President for THE HOUSTON EXPLORATION COMPANY, INC., a Delaware corporation, on behalf of the corporation.

         Witness my hand and official seal.

                                             /s/  CHARLES KLEIN
                                             -----------------------------------
                                             Notary Public

                                             My commission expires:    2/28/99
                                                                   -------------

(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999

RETURN RECORDED INSTRUMENT TO:

Vinson & Elkins
1001 Fannin Street, Suite 2300
Houston, Texas  77002-6760
Attention:  Yvonne Onak

                                   EXHIBIT F

                  FORM OF CERTIFICATE OF NON-FOREIGN OWNERSHIP

         Section 1445 of the Internal Revenue Code provides that a buyer of a United States real property interest must withhold tax if the seller is a foreign person. To inform KeySpan Natural Fuel, LLC (the "Buyer") that withholding of tax is not required upon the disposition of a United States real property interest owned by The Houston Exploration Company, Inc. (the "Seller"), the undersigned hereby certifies the following on behalf of Seller:

                 1. The Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                 2. The United States employer/taxpayer identification number of the Seller is 22-2674487; and

                 3.       Seller's address is:
                                  The Houston Exploration Company
                                  1331 Lamar, Suite 1065
                                  Houston, Texas  77010

Seller understands that this certification may be disclosed to the Internal Revenue Service by the Buyer and any false statement contained herein may be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

                                        By: /s/  THOMAS W. POWERS
                                           --------------------------------
                                                 Thomas W. Powers
                                                 Senior Vice President

         Subscribed and sworn before me this 2 day of July, 1997.

                                         /s/  CHARLES KLEIN
                                        -----------------------------------
                                        Notary Public
                                        Name:
                                             ------------------------------
                                        Address:
                                                ---------------------------

                                        My commission expires:  2/28/99
                                                              -------------

(SEAL)                                                 Charles Klein
                                             Notary Public, State of New York
                                                     No. 24-01KL4766052
                                                 Qualified in Kings County
                                             Commission Expires Feb. 28, 1999

                                   EXHIBIT G
                                       TO
                          PURCHASE AND SALE AGREEMENT


                                 RESERVE REPORT



[EXHIBIT G HAS BEEN OMITTED AS IT CONTAINS A DETAILED RESERVE REPORT OF ALL WELLS PURCHASED AND SOLD]